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                                                                    EXHIBIT 10.5

                                                   CONFIDENTIAL TREATMENT
                                                  REQUESTED PURSUANT TO RULE 406


                              AMENDED AND RESTATED

                       REGIONAL JET AIR SERVICES AGREEMENT

                                 BY AND BETWEEN


                                 AMR CORPORATION

                                       AND

                            CHAUTAUQUA AIRLINES, INC.


                           DATED AS OF JUNE 12, 2002,

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                   AMENDED AND RESTATED AIR SERVICES AGREEMENT

     This Amended and Restated Agreement (the "AGREEMENT"), dated as of June 12, 2002, but to be effective as of the SABRE Cutover Date (as defined below), is between AMR Corporation ("AMR"), a Delaware corporation having offices at 4333 Amon Carter Boulevard, Mail Drop 5494, Fort Worth, Texas, 75261, and CHAUTAUQUA AIRLINES, INC. ("CONTRACTOR"), a New York corporation having its principal place of business at Indianapolis International Airport, 2500 South High School Road, Indianapolis, IN 46241. Each covenant of AA (as defined below) made herein shall be construed to mean that AMR shall cause AA to perform such covenant.

                                   WITNESSETH:

     WHEREAS, AA holds a certificate of public convenience and necessity issued pursuant to the federal transportation statutes authorizing it to engage in air transportation of persons, property and mail, and is a major air carrier providing scheduled domestic and international air transportation; and

     WHEREAS, Contractor holds a certificate of public convenience and necessity issued pursuant to the Federal Transportation Statute authorizing it to engage in air transportation of persons, property and mail, and is a regional air carrier providing scheduled domestic air transportation; and

     WHEREAS, AMR and Contractor have entered into an agreement regarding the operation of Feeder Air Service (as defined herein) utilizing regional jets pursuant to that certain Air Services Agreement dated June 11, 2001 ("AIR SERVICES AGREEMENT"); and

     WHEREAS, AMR and Contractor desire to amend and restate said Air Services Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained and subject to securing any and all necessary corporate and Federal, State and local regulatory approvals, and where necessary, airport consents or approvals, but only to the extent such approvals and consents are required for the performance of services hereunder, the parties agree as follows:

DEFINITIONS

     1.   "AA" means American Airlines, Inc.

     2.   "AADAMS" means American Airlines Digital Asset Management System.

     3.   "AA TARIFFS" has the meaning ascribed to it in Exhibit H.

     4.   "AATV" means AA Travel Vouchers.

     5. "AA UNAUTHORIZED OBLIGATION" has the meaning ascribed to it in Section 6.02(b).

     6. "AMERICAN CONNECTION" means the name pursuant to which Contractor will operate Feeder Air Service.

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     7.   "AMERICAN CONNECTION MARKS" shall mean those trademarks, service marks, tradenames, logos, emblems, uniform designs, and distinctive exterior and interior color decor and patterns for aircraft, all as used in connection with the AA American Connection brand of commuter air service and listed or described on Exhibit B-1.

     8. "ACCEPTED FREQUENT FLYER PROGRAM" means the AAdvantage Frequent Flyer Program and any other carrier's frequent flyer program designated by AA.

     9.   "ACQUIRING PARTY" has the meaning ascribed to it in Section 9.02(b).

     10.  "ACT" means the Securities Act of 1933, as amended.

     11. "AFFILIATE" means, with respect to a Person, any other Person controlling, controlled by, or under common control with, such Person.

     12. "AIRPORT SUPPORT SERVICES" means those Ground Handling, Passenger Handling Duties associated with providing AA's desired ground service levels in conjunction with the Feeder Air Services contemplated herein.

     13. "AMERICAN EAGLE" OR "AE" means AMR Corporation's wholly owned regional airline, American Eagle Airlines, Inc.

     14. "AMR ENTITIES" means AMR Corporation and its successors, subsidiaries, Affiliates, parent companies, general partners, limited partners, predecessors and assigns, including but not limited to TWA, AA and AE.

     15. "APPROVED AIRCRAFT" means any aircraft included in the Fleet Plan and made a part of this Agreement.

     16.  "ATAC" means AA's automated agent check out system.

     17. "ATA MANUAL" means the Air Transportation Association's Air Cargo Council Trade Practice Manual.

     18.  "AUTOMATION EQUIPMENT" has the meaning ascribed to it in Exhibit L.

     19. "BAGGAGE CLAIM" means notification by a passenger that his baggage has been lost, damaged, delayed, pilfered or stolen and may originate in the form of a report prepared on behalf of the passenger by airline personnel, which may or may not entitle the passenger to receive compensation.

     20.  "BANKRUPT PARTY" has the meaning ascribed to it in Section 7.02(a).

     21. "BLOCK HOUR" means that time that commences when an aircraft moves under its own power for the purpose of flight and ends when the aircraft comes to rest after landing.

     22. "BMAS" or "BAGGAGE MANAGEMENT ANALYSIS SYSTEM" means an internal AA baggage tracking system.

     23.  "CALL OPTION" has the meaning ascribed to it in Section 7.03.

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     24.  "CAUSE" means termination of this Agreement prior to the end of the
          Term for any of the reasons specified in Section 7.02.

     25.  "CDO" means continual duty overnight.

     26. "CHARTER FLIGHT" means an unpublished revenue flight marketed by an AMR Entity and operated by Contractor with an Approved Aircraft.

     27.  "CLAIMS" has the meaning assigned to it in Section 6.03(b).

     28. "CLDR" means the Contractor Location Departure Ratio as defined in Exhibit E.

     29.  "COMMON STOCK" has the meaning ascribed to it in Section 9.03(d).

     30. "COMPLETION FACTOR" means number of Scheduled Flights operated divided by number of Scheduled Flights.

     31. "CONNECTING PASSENGERS" means passengers whose flight itinerary involves a transfer to (or from) a Contractor flight from (or to) an AA or AA Affiliate flight at the STL Hub, Focus City or other such location where Contractor has connections to multiple AA destinations.

     32.  "CONSUMER ADJUSTMENTS" has the meaning ascribed to it in Exhibit F.

     33. "CONSUMER PRICE INDEX" or "CPI" means the reference index published by the Bureau of Labor Statistics Data, U.S. Department of Labor Statistics Data, U.S. Department of Labor for the Consumer Price Index
          - All-Urban Consumers, U.S. City average, all items (Base year 1982 - 1984 = 100).

     34.  "CONTRACTOR" means Chautauqua Airlines, Inc.

     35. "CONTRACTOR CONVERSION" means the complete assumption by Contractor of ground operations at a Covered Location, which results in the Covered Location becoming a Contractor Location.

     36. "CONTRACTOR LOCATION" means any Feeder Airport terminal facility where Contractor has managerial responsibility for the disposition of facilities and the performance of Airport Support Services pursuant to the operation of Contractor's Feeder Air Service Flights.

     37. "CONTRACTOR TICKETING LOCATION" has the meaning ascribed to it in Exhibit F.

     38.  "CONTRACTOR UNAUTHORIZED OBLIGATION" has the meaning ascribed to it in
          Section 6.02(a).

     39.  "CONVERSION EXPENSES" has the meaning ascribed to it in Section 7.03.

     40. "CORPORATE COMPLAINT RATIO" means Corporate Complaints per 1,000 boarded passengers.

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     41.  "CORPORATE COMPLAINTS" means total number of complaints received by
          Contractor and AA from passengers which are attributable to Contractor's American Connection service, as tracked and reported in AA's CAARE System or any successor system.

     42.  "COSTS" has the meaning ascribed to it in Exhibit E.

     43. "COVERED CONVERSION" means the complete assumption by an AMR Entity of ground operations at a Feeder Airport which results in the Feeder Airport becoming a Covered Location.

     44. "COVERED LOCATION" means any Feeder Airport terminal facility where an AMR Entity has managerial responsibility for the disposition of facilities and the performance of Airport Support Services pursuant to the operation of Contractor's Feeder Air Service Flights.

     45.  "CRS" means computerized reservation system.

     46. "CUSTOMER SERVICE POLICIES AND PROCEDURES" means the procedures prescribed in writing by AA from time to time, for various activities relating to the provision of air transportation services.

     47.  "DBC" means denied boarding compensation.

     48.  "DEFAULTING PARTY" has the meaning ascribed to it in Section 7.02(a).

     49.  "DESIGNATED USERS" has the meaning ascribed to it in Exhibit L.

     50.  "DISCREPANCY NOTICES" has the meaning ascribed to it in Exhibit F.

     51.  "DOD" means United States Department of Defense.

     52.  "DOT" means United States Department of Transportation.

     53. "ENPLANEMENT TICKET TAXES" means Taxes required to be remitted by the operating carrier at the time of enplanement under applicable law or industry standard.

     54. "ESCALATION PERCENT" and "EP" shall be defined and calculated pursuant to Schedule E-4.

     55. "EXCLUDED TAXES" means Taxes measured or determined by gross or net income or profits, assets, capital or net worth.

     56. "EXTRAORDINARY TRANSACTION" has the meaning ascribed to it in Section 9.03(a).

     57.  "FAA" means United States Federal Aviation Administration.

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     58.  "FEEDER AIR SERVICE" and "FEEDER AIR SERVICE FLIGHTS" means scheduled air transportation utilizing the AA code, and operated by Contractor as American Connection or comparable AA fully branded flights under a non-exclusive license to use the AA Marks in connection with such transportation.

     59. "FEEDER AIRPORT" means any airport, other than the Hub, where Contractor provides Feeder Air Service Flights at the request of AA pursuant to this Agreement.

     60. "FINAME" means Agencia Especial de Financiamento Industrial - Finame, a Brazilian Federal public company.

     61.  "FIRM APPROVED AIRCRAFT" has the meaning ascribed to it in Schedule
          C-1.

     62. "FLEET PLAN" shall mean the schedule of placing aircraft into operation for Feeder Air Service and code share flights as more fully set forth in Exhibit C.

     63. "FOCUS CITY" shall mean any airport so designated by AA other than the STL Hub where AA and/or an AA Affiliate has connections to multiple points within the AA network.

     64.  "FORCE MAJEURE" has the meaning ascribed to it in Section 7.03.

     65.  "FOS" means AA's Flight Operations System.

     66.  "FTP" means File Transfer Protocol.

     67. "GROUND HANDLING" and "GROUND HANDLING DUTIES" means the provision of one or more of the following: (1) handling, loading, and unloading of baggage, cargo and mail, (2) receipt and dispatch, including, towing/pushback, and observing aircraft engine start (3) baggage delivery, (4) servicing potable water (5) connection and removal of ground power unit and pre-conditioned air, (6) Light Aircraft Cleaning, and (7) any other similar duties agreed upon by the parties in writing.

     68.  "HOLDING COMPANY" has the meaning ascribed to it in Section 9.02.

     69. "HUB" and "STL" means Lambert - St. Louis International Airport, St. Louis, Missouri.

     70.  "INSECURE PARTY" has the meaning ascribed to it in Section 7.02(a).

     71.  "IPO" has the meaning ascribed to it in Section 9.03(d).

     72. "IPO PARTICIPATION RIGHT" has the meaning ascribed to it in Section 9.03(d).

     73.  "IPO SHARE PRICE" has the meaning ascribed to it in Section
          9.03(d)(1).

     74.  "IPO SHARES" has the meaning ascribed to it in Section 9.03(d).

     75. "LABOR CONTRACT RESTRICTIONS" means certain contractual limitations related to AA commuter carriers and the operation of regional jets as stated in the AA-Allied Pilots Association collective bargaining agreement dated May 5, 1997, as amended from time to time, or any successor agreement.

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     76.  "LEASE" means a long-term aircraft lease for Approved Aircraft that complies with the provisions hereof.

     77. "LIGHT AIRCRAFT CLEANING" means wiping interior surfaces and windows, sweeping/vacuuming, crossing seat belts, folding blankets, trash removal, clean/restock seatback pockets and overhead bins, mopping galley and lavatory, and lavatory service on an as needed basis.

     78.  "MAGSA" has the meaning ascribed to it in Exhibit E.

     79. "MARKS" means any trademark, trade name, trade dress, service mark, domain name, or other indicia of ownership owned or used by the AMR Entities.

     80. "MASTER AGREEMENT" means a Master Agreement, in substantially the form of Master Agreement 372, dated as of June 11, 2002, by and among American Eagle, Contractor and FINAME, relating to any Approved Aircraft.

     81. "MISHANDLED BAGS" means total number of Baggage Claims received by AA from Connecting Passengers for which Contractor is at fault for lost, damaged, delayed, or pilfered baggage.

     82. "MITIGATING FACTORS" means on days where AA operations control has advised Contractor operations control that AA is "thinning" its operation, the reduction of Contractor's maximum 100% completion number by the percentage of flights cancelled by AA and the exclusion of those "thinned" Contractor flights from the Completion Factor calculation for the purposes of assessing penalties pursuant to Exhibit J.2.C.

     83.  "NEW AHI CALCULATED RATE" has the meaning ascribed to it in Schedule
          E-3.

     84.  "NEW PLI CALCULATED RATE" has the meaning ascribed to it in Schedule
          E-3.

     85.  "NTSB" means the National Transportation Safety Board.

     86.  "OAG" means the Official Airline Guide.

     87. "ON-TIME ARRIVAL" means a Scheduled Flight that arrives prior to 15 minutes after scheduled arrival time; cancelled and diverted flights are not considered on-time arrivals.

     88.  "ONE-TIME CALL OPTION" has the meaning ascribed to it in Section
          7.03(b).

     89.  "ONE-TIME PUT OPTION" has the meaning ascribed to it in Section 7.03.


     90. "ORIGINAL APPROVED AIRCRAFT" has the meaning ascribed to it in Schedule C-1.

     91. "PASSENGER HANDLING" and "PASSENGER HANDLING DUTIES" means the provision of one or more of the following in conformance with Customer Service Policies And Procedures: (1) ticketing and check-in of passengers, including boarding pass issuance, re-accommodating and reprotecting passengers, (2) gate passenger processing,

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          including aircraft boarding and deplaning duties via jetway or ramp level, (3) baggage service office duties, (4) passenger security screening, (5) skycap services, (6) special passenger assistance, and
          (7) any other duties normally agreed upon by the parties in writing.

     92. "PASS THROUGH COSTS" mean those specific costs identified in Schedule E-3.

     93.  "PAWOB" means passengers arriving without bags.

     94.  "PAYOR" has the meaning ascribed to it in Section 8(f).

     95. "PERFORMANCE PERIOD" means a six (6) month period, from January 1 - June 30, and from July 1 - December 31.

     96. "PERSON" means a natural person, a corporation, a partnership, a limited liability company, an estate, a governmental agency or any other entity.

     97. "PRIVATE PLACEMENT SHARES" has the meaning ascribed to it in Section 9.03(d)(2).

     98.  "PROPOSED AGREEMENT" has the meaning ascribed to it in Section
          10.04(c).

     99. "REVENUE PASSENGER" means each passenger who holds a ticket (electronic or otherwise), flight coupon, voucher, or other form of document which is valid for travel. The term "Revenue Passenger" includes all passengers boarded on a Contractor American Connection flight except AA, Contractor, and/or other airline employees, dependents and other eligible persons traveling on a space available or positive space basis in conjunction with an employee travel benefits program.

     100. "RJ TURN FEE" has the meaning ascribed to it in Exhibit E.

     101. "RON" means remain over night.

     102. "RPMs" means revenue passenger miles.

     103. "SABRE CUTOVER DATE" means December 2, 2001, the date designated by AA that Contractor discontinues the use of WorldSpan technology and commences the use of Sabre Services in the performance of its duties under this Agreement.

     104. "SABRE SERVICES" means the computerized SABRE Reservations and Ticketing Service (or any similar or substitute service offered by or on behalf of AA), including associated support systems as designated by AA that performs flight, hotel, rental car and other travel related services, reservations and ticket issuance functions.

     105. "SCHEDULED FLIGHTS" means those flights published in AA's CRS as of seven (7) days prior to departure date.

     106. "SHARED CODE SHARING JET FLIGHTS" shall mean the regional jet air transportation operated by Contractor, as may be designated in writing by AA from time to time, which flights are code shared with AA and a third party air carrier.

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     107. "SHIPMENTS" has the meaning ascribed to it in Exhibit H.

     108. "SSIM" means Standard Schedules Information Manual.

     109. "STANDARD MARKED" means Approved Aircraft painted with the "American Connection" markings and distinctive colors described in Exhibit B-1 in addition to being painted with Contractor's name in such fashion as AA shall approve, such approval not to be unreasonably withheld or delayed; PROVIDED, that with respect to the Original Approved Aircraft, until August 31, 2002, the term "Standard Marked" shall include the Trans World Express" markings and distinctive colors described in Exhibit B-2.

     110. "TAX" or "TAXES" means any foreign, federal, state, local, municipal, provincial, territorial or port taxes, including, without limitation, sales and use taxes, gross receipts taxes in the nature of sales tax, value added taxes, goods and services taxes, stamp taxes and other similar taxes, fees, duties, imposts, licenses and charges (including interest and penalties thereon) assessed, levied or imposed by a competent authority under applicable law except for Excluded Taxes and Ticket Taxes.

     111. "TERM" has the meaning ascribed to it in Section 7.01(a).

     112. "TICKET TAXES" means any foreign, federal, state, local, municipal, provincial, territorial or port taxes, fees, duties, imposts, licenses and charges (and any interest and penalties thereon) that may be assessed, levied or imposed on, or otherwise collected from, customers in connection with the transportation of persons or property by air under applicable law or industry standards, including, without limitation, sales and use taxes, gross receipts taxes in the nature of sales taxes, stamp taxes, value added taxes, goods and services taxes, excise taxes, arrival/departure taxes, custom, immigration, agricultural and inspection fees, passenger facility charges and similar user charges or surcharges.

     113. "TWA" means TWA Airlines, LLC, a subsidiary of American Airlines, Inc.

     114. "TWA MARKS" means those trademarks, service marks, tradenames, logos, emblems, uniform designs, and distinctive exterior and interior color decor and patterns for aircraft all as used in connection with the Trans World Express brand of commuter air service and listed or described on Exhibit B-2.

     115. "UNCONTROLLABLE CANCELLATIONS" means cancellations that are not due to any failure of Contractor or its vendors or subcontractors to provide equipment, facilities, personnel, aircraft and crews necessary to operate scheduled Feeder Air Service flights and include, without limitation cancellations due to acts or omissions of AA or any other third party or cancellations due to acts of God.

     116. "USPS" means the United States Postal Service.

     117. "WORLDTRACER" means an external AA baggage tracking system.

                                     *  *  *

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ARTICLE 1 - OPERATION OF FEEDER AIR SERVICES

1.01 - USE OF MARKS

        (a) Contractor has no right or permission to use any of the Marks without first receiving AA's express written approval to do so. Subject to the terms of this Agreement, as amended, Contractor is hereby granted the non-exclusive, non-transferable right and license to use the TWA Marks (but only to the extent affixed to the Original Approved Aircraft) and to use the American Connection Marks both in connection with the operation of Contractor's Feeder Air Services. If Contractor receives written permission to reproduce any additional Marks, then Contractor will be given access to the AADAMS so that Contractor may retrieve accurate renditions of such Marks. Contractor acknowledges and agrees that it has permission to use to the extent provided herein only the TWA Marks and the American Connection Marks and those Marks to which it has been granted access on AADAMS. Contractor may not use the Marks in any manner other than as contemplated by this Agreement, as amended. Contractor acknowledges that the Marks are the property of the AMR Entities, and upon termination of this Agreement, Contractor will immediately cease use of the Marks. Under no circumstances will Contractor: (1) use or display any Marks (other than the TWA Marks) that Contractor obtained from a source other than AADAMS; (2) alter the Marks in any way; or (3) display the Marks without the appropriate proprietary rights notices. Contractor agrees that it shall in no way contest or deny the validity of, or the right or title of the AMR Entities in or to the Marks, and shall not encourage or assist others directly or indirectly to do so, whether during the Term of this Agreement or thereafter. Contractor will take no actions that are adverse to the AMR Entities' ownership rights in the Marks. Contractor shall not utilize the Marks in any manner that would diminish their value or harm the reputation of the AMR Entities. Contractor shall not use or register any domain name that is identical to or similar to any of the Marks without first receiving AA's prior written approval. Upon written request from AA, Contractor agrees to provide AA with reports at least every ninety days setting forth Contractor's use of the Marks. Contractor may combine these reports with any other report Contractor provides to AA under this Agreement. Contractor will not, under any circumstances, transfer, sell, or give away to a third party any products bearing the Marks that do not meet AA's quality standards.

            Notwithstanding the above, and except as may be otherwise provided herein, Contractor shall have no right to use the TWA Marks beyond the date that 145-08 is removed from service under the phase out plan set forth in Schedule C-1.

        (b) The Feeder Air Services operated by Contractor shall be identified as follows:

                 1. The name "American Connection" and/or other American Connection Marks shall be painted on aircraft and ground equipment used for Contractor's Feeder Air Service Flights in accordance with paint color and graphic design specifications of AA; no other identification shall appear on the aircraft and ground equipment except that Contractor's name shall appear in such fashion as AA shall approve. Use of the "American Connection" painted aircraft for Charter Flight use is also permitted.

                 2. Signage at the STL Hub and at Feeder Airport ticket counters and gates shall depict the name "American Connection" and/or other American Connection Marks in accordance with size, color and design specifications of AA. "American Connection"

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            is a Mark as defined by this Agreement and subject to the provisions relating to Marks, including but not limited to Section 1.01(a).

                 3. All Feeder Air Services shall be operated under the name "American Connection" or other such name, incorporating an AA Mark, as AA shall from time to time approve. All Feeder Air Service Flights shall be identified by an "AA" or "AA*" designator code, as appropriate, in the OAG; in AA, Contractor, and third party computer reservations systems, including internet reservation systems; in AA timetables; in airport flight information displays; and in passenger tickets and like media distributed to or accessed by travel agents, other airlines or the public.

                 4. Contractor personnel at Feeder Airports and Hub ramp positions and gates used for "American Connection" flights shall wear an AA designed "American Connection" uniform, if so designated by AA.

                 5. All ground equipment used by Contractor for the Feeder Air Services shall be painted in an AA's color scheme, and identified by an "American Connection" marking.

                 6. All advertising and promotion of the Feeder Air Services by Contractor or by AA shall use the name "American Connection," and not the Contractor name, except to the extent required by law for disclosure of the operating carrier.

                 7. To the extent not already implemented, AA and Contractor shall establish a Marks conversion timeline to effect the usage of the American Connection Marks at locations where TWA Marks are in use.

        (c) In the event AA adopts new or different American Connection Marks for which AA grants Contractor a license pursuant to subsection (a) above, AA may require Contractor to use such new or different American Connection Marks in connection with Contractor's Feeder Air Services and if AA does so, Contractor's right and license to use previously licensed American Connection Marks shall automatically terminate upon completion of Contractor's changeover to the new American Connection Marks pursuant to Section 1.02(l). Contractor's right and license to use any and all Marks shall also automatically terminate after 10 days prior written notice and opportunity to cure in the event Contractor does anything during the Term of this Agreement to contest, infringe or abridge AA's rights in any American Connection Marks or TWA Marks.

        (d) AA may from time to time change the Marks and logos used for "American Connection" service. At any time during the Term of this Agreement, and in the sole discretion of AA, Contractor may be required to use such new or different Marks, external or internal color decor and patterns on its Approved Aircraft and uniform design as AA may determine and to discontinue use of certain other Marks; PROVIDED, Contractor will not be required to discontinue its use of TWA Marks on the Original Approved Aircraft until August 31, 2002. Upon written notice from AA, which will include the specifications for any such changes, Contractor will effect such changes as promptly as practicable. Contractor will pay all costs it incurs in any painting and decor modification of its aircraft as a result of a change in AA's specifications of its external and internal decor; PROVIDED such modifications occur at the end of the useful life of the existing decor. For the purposes of this subsection, the parties agree that the useful life shall be forty-eight (48) months from the date the Approved Aircraft are decorated with the American Connection

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            Marks. If AA requires a change to new or different American
            Connection Marks on a Contractor aircraft which has been previously decorated with the American Connection Marks within the last four years, the cost of such modifications will be prorated between AA and Contractor based upon forty-eight (48) month useful life commencing on the date each aircraft is decorated with the American Connection Marks. For example, if AA requires Contractor to repaint an Approved Aircraft at the end of the third year (36th month) of its useful life, Contractor would be responsible for 75% of the cost and AA would be responsible for the remaining 25% of the cost.

1.02 - SERVICE DESCRIPTION

        (a) Contractor will continue Feeder Air Service with Original Approved Aircraft as described in the Fleet Plan in Schedule C-1. Further, Contractor will commence Feeder Air Service with Firm Approved Aircraft (as defined in Schedule C-1) upon the Sabre Cutover Date (which shall not be prior to October 1, 2001), including obtaining all DOD, DOT, FAA and other regulatory approvals and will phase-in operation of all Firm Approved Aircraft in accordance with the in service dates provided in the Fleet Plan in Schedule C-1. Contractor will discontinue operation of all Original Approved Aircraft in accordance with the phase-out dates indicated in the Fleet Plan provided in Schedule C-1. Unless otherwise agreed by AA, Contractor will operate all flights under this Agreement with such aircraft type and passenger seat capacity as specified in the Fleet Plan.

            Contractor acknowledges that in the event such Firm Approved Aircraft are not placed into service as of the date(s) indicated in the Fleet Plan, except to the extent any such delay or failure arises out of (i) an event that would give rise to a right to terminate this Agreement for Force Majeure, or (ii) a matter exempted from this Section 1.02(a) under the terms of Section 7.03(c), AA will suffer damages in connection with air transportation services AA intended to market and sell in connection with the use of such Firm Approved Aircraft. Accordingly, in such situation, [*].

        (b) Contractor agrees to operate Feeder Air Services from concourse `B' or some other space at the STL Hub as designated by AA that is adequate to perform its duties hereunder. Contractor shall not operate Approved Aircraft in revenue service at the Hub except for the Feeder Air Services (other than occasional Charter Flights).

        (c) Contractor acknowledges and agrees that participation in the American Connection program obligates Contractor to offer and maintain a quality and professional level of service in terms of schedules, customer service, and the like. Accordingly, at the request of AA, the parties will: (1) meet to review and discuss the services, operations, and objectives of Contractor as an American Connection carrier; and (2) jointly develop a written business plan for the operations and services of Contractor. Contractor will use its commercially reasonable best efforts to comply with said business plan and to accommodate all reasonable recommendations of AA in these respects.

        (d) It is understood and agreed that the use of regional jets in the performance of services under this Agreement is subject to Labor Contract Restrictions. Further, with respect to AA, the provision of Feeder Air Service on certain routes and with certain aircraft types is subject to certain restrictions in existing agreements with other parties. Accordingly, Contractor agrees to dedicate such aircraft type and number to accommodate such Labor Contract Restrictions. Notwithstanding the foregoing, AA represents that Contractor

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            shall have the right to provide Contractor's Feeder Air Services with Firm Approved Aircraft.

        (e) Contractor may operate its Feeder Air Services as an American Connection carrier only as directed in writing by AA. Pursuant to the terms of this Agreement, AA hereby consents to Contractor's operation as an American Connection carrier with respect to such routes and frequency of service designated by AA in writing.

            At AA's request Contractor agrees to enter into such agreements(s) with another air carrier (holding a valid and effective Certificate of Public Convenience and Necessity or other appropriate authority) as may be necessary to implement Shared Code Sharing Jet Flights with such other carrier in connection with the Feeder Air Service Flights which are the subject of this Agreement, including, but not limited to, passenger and baggage transit procedures.

        (f) Contractor agrees to maintain the Feeder Air Service in accordance with the criteria set forth in Exhibits A and C, with respect to the aircraft types and operation of Feeder Air Service Flights. Within the operating capability of the aircraft used by Contractor, and subject to equipment availability and the other provisions of this Agreement, Contractor will comply with all requests by AA to increase, decrease, or in any other way adjust or terminate the flight frequencies or city pairs, or both, as operated and served pursuant to the provisions of Exhibit A. AA will cooperate with Contractor to optimize the use of its aircraft and crews to maintain schedule integrity and efficiency. Contractor agrees to assist AA with market planning and sales functions as requested by AA. Coinciding with each regular AA schedule change after the date hereof, Contractor shall adjust the scheduled times of operation of its Feeder Air Service Flights as directed by AA, based on a minimum connecting time of [*] or such other minimum connect time as AA may from time to time publish. Additionally, the Feeder Air Service Flights shall at all times be maintained by Contractor at levels sufficient to satisfy the Scheduled Flights.

        (g) AA shall be responsible for schedule production for Contractor's Feeder Air Service Flights and input of such schedules into AA's scheduling system. However, AA may delegate certain of those functions and responsibilities to a third party or by mutual agreement with Contractor, to Contractor. Such schedule changes will be included in the information sent to the OAG.

        (h) Procedures for regular submission of schedules shall be set forth in a procedures manual which will be jointly developed by Contractor and AA scheduling departments.

        (i) All aircraft used by Contractor to provide the Feeder Air Services shall comply with the applicable portions of Parts 298 and 25 of the Economic Regulations of the DOT and Part 121 of the Federal Aviation Regulations, or their successor regulations as applicable. Further, aircraft types shall be subject to acceptance by AA in accordance with the approved Fleet Plan provided for in Exhibit C.

        (j) All aircraft used for the Feeder Air Services shall be Standard Marked. From time to time, Contractor may temporarily (for not more than 60 days, unless approved in writing by AA, such approval not to be unreasonably withheld or delayed) operate Approved Aircraft that are not Standard Marked (as provided in Exhibit C(1)(A)(3)) but utilize an AA flight designator. All of Contractor's airport ticket counters and gates used for Feeder Air Services shall display AA timetables (and such promotional material as is

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            from time to time furnished by AA), and shall be identified by signage as described in Exhibit B-1. All Feeder Air Service Flights shall display on the exterior (adjacent to the boarding door) and in the interior of the aircraft, an AA approved sign or legend identifying the flight as an "American Connection" flight "operated by Chautauqua Airlines, Inc." Aircraft safety briefing cards shall incorporate the American Connection Marks. Contractor shall also distribute or place American Way or other magazines in the aircraft seat pockets as determined and provided by AA. No other airline magazine shall be placed in aircraft used for Feeder Air Services.

        (k) Contractor shall require all of its personnel in job classifications requiring direct public contact who provide Contractor's Feeder Air Services to wear uniforms and accessories furnished by Contractor which are of colors and styles as approved by AA from time to time. Other Contractor employees who are visible to the public and who provide Contractor's Feeder Air Services are to wear industry standard AA approved uniforms furnished by Contractor as are appropriate for the locale and environment. AA will consider modifications to such uniforms that may better represent the demands of the regional airline employee (E.G. exposure to elements and cross utilization).

1.03 - STANDARDS OF SERVICE AND PERFORMANCE

        Contractor agrees that, in providing services under this Agreement in conjunction with one or more of the AA Marks, it will maintain or exceed the Standards of Service and Performance Standards set forth in Exhibits D and J respectively. AA will have the right, from time to time, to inspect Contractor's Feeder Air Services to determine if they conform with such Standards. Failure on the part of AA to conduct such inspections will not relieve Contractor of its obligations to conform to the applicable standards. The extent to which Contractor meets, exceeds or fails to meet certain of the Performance Standards shall determine the amount of the performance incentive paid to Contractor by AA or performance penalty paid to AA by Contractor in accordance with the terms set forth in Exhibit J.

ARTICLE 2 - SUPPORT SERVICES AND FACILITIES

2.01 - GENERAL

        AA and Contractor agree that support services and facilities shall be required to provide a high quality, seamless Feeder Air Service to passengers. Facilities must, at all times, be kept clean, up-to-date, and have adequate signage and lighting. Both parties agree to adhere to the provisions described herein as the mechanism by which such support services and facilities shall be managed.

2.02 - RESERVATIONS SUPPORT SERVICES

        AA, at its sole cost, will handle reservations for all Feeder Air Service Flights in the same manner and within the same standards that AA utilizes to handle its own reservations.

2.03 - COMPUTERIZED RESERVATIONS SYSTEM AND ASSOCIATED SERVICES

        (a) AA, at its sole cost, will provide Contractor with Sabre Services, including without limitation, maintenance of the Feeder Air Service Flights seat inventory and passenger processing, and other associated support systems as directed by AA.

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        (b) Contractor will perform and maintain in effect its standard SABRE equipment and systems use agreement at all times during the Term of this Agreement. Contractor shall comply with the provisions of Exhibit L.

        (c) Unless otherwise agreed to in writing between Contractor and AA, connecting reservations to or from AA or other air carriers in an "AA" itinerary will be made by AA and Contractor (and their respective agents) and by other airlines in accordance with AA's practices and any currently applicable industry methods and procedures. In all cases, SABRE will be used by Contractor to confirm the reservations of American Connection passengers through the entire itinerary of their scheduled trips. AA will make reasonable efforts to notify passengers of any last minute changes in Contractor's Feeder Air Service schedules or operations, consistent with notification practices and policies for AA's own flights.

        (d) Contractor shall provide AA in a timely manner, and in the format required by AA, such flight movement, bulkout, sales and other information as AA reasonably requires to enable it to carry out the reservations, sales, invoicing, audit, planning, and other services to be performed by AA under this Agreement.

        (e) AA shall be responsible for the collection and remittance of all booking fees, passenger facilities charges (PFCs), transportation Taxes, and the like, applicable to Contractor's Feeder Air Services.

2.04 - OPERATIONS

        (a) Contractor will provide accurate updates of its flights' planned and actual departure and arrival times (including updates of irregularities) in SABRE as soon as the planned flight schedule is changed, or the flight departs or arrives, or suffers an irregularity. In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's Feeder Air Services Flights, and as soon as information concerning such irregularities is available, Contractor shall update AA's FOS system via SABRE to reflect such information. Further, when requested by AA, Contractor will notify the designated AA department/personnel regarding certain irregularities. For purposes of this Agreement, such scheduled and actual departure and arrival and irregularity information shall be known as "FLIFO." If Contractor becomes aware of any station(s) which have any deficiencies in reporting FLIFO as required by this Section, Contractor will promptly take corrective action to remedy such problem including, if requested by AA, the submission to AA of a corrective action plan.

        (b) Contractor will be solely responsible for, and AA will have no obligations or duties with respect to, the dispatch of Contractor's flights. For the purposes of this Section, the term "flight dispatch" will include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

        (c) Each party hereby represents, warrants and agrees that all air transportation services performed, including the maintenance of aircraft and engines, pursuant to this Agreement or otherwise shall be conducted in full compliance with all applicable statutes, orders, rules, regulations and notifications, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over its operations, including, but not limited to, the FAA, DOD, and DOT. Each party's compliance with such governmental statutes, orders, rules, regulations and notifications will be the sole and exclusive obligation of the operating carrier, and the non-operating carrier will have no obligation, responsibility, or liability, whether direct or indirect, with respect to such matters. Additionally, Contractor will comply during the Term of this Agreement with the AA/American Connection Safety Standards, as described on Exhibit I.

        (d) From time to time and upon the request of Contractor or its flight crews, AA shall furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to AA, provided that in furnishing any such weather information or data to
            Contractor: (1) neither AA nor its employees or agents will be responsible or liable for the accuracy thereof; and (2) that any and all costs incurred by AA in connection with providing such weather information or data will be paid by Contractor.

2.05 - STATION FACILITIES, EQUIPMENT AND GROUND SUPPORT SERVICES

        (a) Covered Locations

            At all Covered Locations, AA, at its sole cost, shall provide Contractor with all Airport Support Services, equipment, and facilities, with the exception of the following:

                 1.  aircraft on-call maintenance;
                 2.  crew lounge;
                 3. equipment which is unique or specific for the operation of Approved Aircraft at that location; and
                 4.  fuel services, to include into plane services.

            At Covered Locations where an AMR Entity has the capability to provide the above excluded equipment and Airport Support Services, Contractor agrees to allow AA to bid on these items, and will use AA if competitively priced.

            In the event AA requires that Contractor utilize third party vendors to provide Airport Support Services not excluded above, AA shall directly enter into agreements with such vendors at AA's sole cost. AA reserves the right, at its sole discretion, to instruct Contractor to directly enter into agreements with third party vendors to provide Airport Support Services not excluded above with any resulting charges to be handled in accordance with Exhibit E.1.C.

        (b) Contractor Locations

                 1. At all Contractor Locations, Contractor, at its sole cost, shall provide all manpower, equipment and airport facilities necessary to provide Airport Support Services for Contractor's Feeder Air Service Flights with the exception of any incremental fluid, manpower, or vendor costs associated with the de-icing of Contractor aircraft. Charges for such de-icing at Contractor Locations shall be handled in accordance with Exhibit E(1)(C)(3-4).

                 2. Contractor agrees to staff Contractor Locations that have three (3) or more daily round trips (weekdays) with its own employees where facility constraints permit. Contractor shall be given reasonable notice of schedule changes that will require it to staff under this provision.

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                 3.  In the event AA and/or its Affiliate(s) operates a flight to a Contractor Location and requests Contractor to handle such flight, AA agrees to pay Contractor for Airport Support Services provided by Contractor, at the rate of [*] per scheduled departure plus any incremental charges unique to such aircraft versus Contractor jet aircraft (E.G., jetways and special equipment, including the incremental cost of additional personnel to operate such special equipment).

                     However, where AA operates flight(s) to Contractor Locations that utilize a third party vendor to provide Airport Support Services, AA shall, if it desires to use such vendor, directly enter into agreement(s) with such vendor.

                 4. For the initial purchase of new Contractor Location automation equipment, as defined in Exhibit L, Contractor and AA agree to adhere to the terms set forth in Exhibit E(3).

        (c) The Hub

                 1. Except as provided in subsection 3 below, at the Hub, Contractor, at its sole cost, shall be responsible for the gate operations of its passengers and aircraft, security screening charges, purchasing its equipment and leasing its facilities, including facilities improvement surcharges. Contractor, at its sole cost, shall enter into and maintain an operating agreement with AA for space adequate to perform its duties hereunder at Lambert - St. Louis International Airport.

                 2. At the Hub, AA, at its sole cost, shall be responsible for providing ticket counter services, skycap services, all passenger busing resulting from AA mandated remote parking of Contractor aircraft, remote de-icing service for regional jet aircraft (when such a remote de-icing operation is in effect for AA), and de-icing fluid for on-gate de-icing. Charges associated with the de-icing fluid for on-gate de-icing shall be handled in accordance with the provisions set forth in Exhibit E(1)(C)(3-4).

                 3. At AA's sole discretion, AA, and/or its Affiliate, or a third party may assume all gate and ramp handling duties at the Hub, as detailed in subsection 1 above, upon 120 days prior written notice. In such case and for this purpose only, the Hub would be considered a Covered Location. In such event, AA and Contractor shall modify the cost model to reflect such a change proportionately.

        (d) Contractor Conversion

            In the event AA or an AA Affiliate no longer staffs personnel at a Covered Location, AA reserves the right to designate such former Covered Location as a Contractor Location, and Contractor will completely assume ground operations at such former Covered Location.

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        (e) Covered Conversion

            In the event of a Covered Conversion, AA, at its sole discretion, may purchase and Contractor agrees to sell, at Contractor's net book value, any existing equipment necessary to operate AA flights. Furthermore, before hiring new employees in that city, provided they meet AA's eligibility requirements, AA shall allow Contractor's employees to apply for appropriate positions in that location.

2.06 - SALES; PROMOTION; PASSENGER SERVICE DOCUMENTS

        (a) AA will be responsible for advertising the Feeder Air Services except as otherwise provided for herein.

        (b) Contractor agrees to dedicate sales representatives, at its sole cost and expense to support the marketing of Feeder Air Services hereunder, at the request of AA.

        (c) Contractor will notify all Feeder Air Service passengers connecting to AA flights, via AA-provided ticket jackets and appropriate signage, AA's passenger liability limits (Warsaw and domestic), conditions of carriage, denied boarding compensation and like matters. Contractor also agrees to adopt and maintain AA's domestic (and if applicable, international) baggage liability rules as well as AA's PAWOB and DBC policies as are from time to time in effect. In selling air transportation of passengers, both on-line and off-line, Contractor will use AA passenger ticket stock. Contractor will report and remit to AA all ticket sales in accordance with the Accounting Procedures set forth in Exhibit F.

        (d) In the performance of its duties hereunder, Contractor will follow the Customer Service Policies and Procedures using AA passenger handling documents, including but not limited to ticket stock, travel vouchers, baggage tags, passenger refund and compensation checks, and the like. Contractor will reimburse AA for any expenses incurred as a result of Contractor's non-compliance with the Customer Service Policies and Procedures, in accordance with Exhibit F.

        (e) AA will include in its public timetables all of the Feeder Airports and the scheduled Feeder Air Services provided by Contractor pursuant to this Agreement, along with appropriate notations showing that services between the Hub and such Feeder Airports are flights operated by Contractor as an independent contractor. All such references in AA's public timetables shall also contain notations indicating that use of the name "American Connection" or any Marks by Contractor is pursuant to a limited trademark license from AA.

        (f) Area phone directories (white and yellow pages) for the Feeder Airports will include, at the earliest possible time (at the expense of AA), the AA toll free reservations phone number which shall be answered by AA reservations personnel in accordance with Section 2.02, and, if desired by AA, a local phone number for the station.

        (g) Contractor is authorized to, and shall, issue AA boarding passes to those passengers checking in at the Feeder Airports who are ticketed for AA, or an AA Affiliate and American Connection connections at the Hub. AA and its Affiliates, as appropriate will issue boarding passes to those passengers checking in for such Feeder Air Service Flights at all locations where AA or an AA Affiliate provides Passenger Handling Duties.

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

        (h) AA shall be responsible for sales programs promoting "American Connection" and the Feeder Air Services including, without limitation, Contractor participation in AA's "AAdvantage" Program. No advertisement, solicitation, document or any other material using any AA Mark will be published or otherwise promulgated without AA's prior inspection and approval. No advertising that relates in any way to AA, American Connection or Contractor's Feeder Air Services will be placed by Contractor with an advertising agency unless AA has given its prior consent regarding copy, layout and the specific media plan. In addition, if AA has agreed to share the costs of any such advertising, Contractor will obtain the prior consent of AA regarding the funds to be expended for such advertising.

        (i) Contractor shall participate in the AAdvantage Frequent Flyer Program at no charge to Contractor. Feeder Air Service passengers shall be eligible to accrue and redeem mileage on such flights and on AA, and/or AA Affiliate flights consistent with AA's policies for AA. Contractor shall carry all passengers traveling pursuant to award travel from an Accepted Frequent Flyer Program at no charge to AA.

2.07 - BAGGAGE HANDLING AND SETTLEMENT

        (a) In the performance of its duties hereunder, Contractor will follow the Customer Service Policies and Procedures related to baggage handling, including procedures for delayed, pilfered, lost, and damaged baggage. Baggage Claims shall be settled in accordance with the procedures specified in Exhibit F.

        (b) The parties agree to report and search for AA (and/or AA Affiliate) and American Connection lost baggage in accordance with AA's procedures using WorldTracer and/or BMAS as appropriate..

ARTICLE 3 - PASSENGER FARES

3.01 - PASSENGER FARES

        AA has sole responsibility to establish all fares for Contractor's Feeder Air Services under this Agreement.

3.02 - CONTRACTOR COMPENSATION

        In consideration for the Feeder Air Services provided hereunder, AA shall pay Contractor the amounts set forth in Exhibit E.

3.03 - INVENTORY CONTROL

        AA shall establish and maintain all inventory and seat allocations on flights operated by Contractor pursuant to this Agreement. AA may at its discretion delegate this responsibility to a third party or to Contractor, subject to Contractor's concurrence to perform such duties for the time period requested by AA.

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ARTICLE 4 - SMALL PACKAGE, FREIGHT AND MAIL

     Terms for an American Connection small package, freight and mail service on Feeder Air Service Flights are set forth in Exhibit H. Settlement of all small package and mail transportation transactions shall be in accordance with Exhibit F.

ARTICLE 5 - OTHER ACTIVITIES

     (a) Contractor shall not either directly or indirectly engage (or attempt to engage) on its own behalf in any revenue air transportation (other than pursuant to this Agreement) in any of the routes between the Hub and Feeder Airports.

     (b) Nothing in this Agreement shall prohibit Contractor or its Affiliates from operating such air services as they may desire, except to the extent such activities directly conflict with the express provisions of this Agreement. In this regard, both parties recognize that this Agreement would be violated if:

                 1. Contractor, or any Affiliate of Contractor, entered into a cooperative marketing and service arrangement comparable to this Agreement with another air carrier providing feeder air service in connection with hub operations at MEM, BNA, MCI or any location within fifty (50) statute miles of the STL Hub.

                 2. Contractor or any of its Affiliates operates aircraft with Marks for non-Feeder Air Service (other than for Charter Flights).

                 3. Contractor, or any Affiliate of Contractor, markets any flight to or from the Hub with any name other than as provided herein, including but not limited to, under Contractor's or such Affiliate's own two letter airline code.

     (c) Contractor agrees to not engage in any conflicting activity referred to in (b) above unless the AA has given its advance written consent for such activity to be undertaken, except as may otherwise be provided for herein.

     (d) Nothing in this Agreement shall prohibit any of the AMR Entities from operating such air services as they may desire. Further, nothing in this Agreement shall prohibit AA from engaging in comparable "American Connection" cooperative marketing and services arrangements with other operators of aircraft.

     (e) Contractor will not use any of the services, facilities or equipment provided by AA to Contractor or its Affiliates under this Agreement for air transportation or related services provided by Contractor outside the scope of this Agreement. Neither Contractor nor any of its Affiliates will be permitted to operate aircraft bearing Marks in city pairs other than those specified by AA without the prior written consent of AA. Contractor will not, without AA's prior written consent, permit any third party, whether under a lease arrangement or otherwise, to operate any aircraft in revenue service bearing Marks.

     (f) AA reserves the right, at its sole discretion, to finance any option Aircraft and become the Lessor of such aircraft to Contractor under the terms of a Lease.

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ARTICLE 6 - LIABILITY, INDEMNIFICATION AND INSURANCE

6.01 - INDEPENDENT CONTRACTORS

        (a) The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement shall be deemed to be employees, agents or independent contractors of Contractor for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of AA or any of the other AMR Entities. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent of AA or any of the other AMR Entities. Neither AA nor any of the other AMR Entities shall have supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by AA to a designated officer of Contractor. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks or financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

        (b) The employees, agents, and independent contractors of AA engaged in performing any of the services AA is to perform pursuant to this Agreement shall be deemed to be employees, agents, and independent contractors of AA for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of Contractor. In its performance under this Agreement, AA shall act, for all purposes, as an independent contractor and not as an agent of Contractor. Contractor shall have no supervisory power or control over any employees, agents or independent contractors engaged by AA in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by Contractor to a designated officer of AA. Nothing contained in this Agreement is intended to limit or condition AA's control over its operations or the conduct of its business as an air carrier.

6.02 - UNAUTHORIZED OBLIGATIONS

        (a) Nothing in this Agreement authorizes AA to make any contract, agreement, warranty, or representation on Contractor's behalf, or to incur any debt or obligation in Contractor's name ("CONTRACTOR UNAUTHORIZED OBLIGATION"); and AA hereby agrees to defend, indemnify, save, release, reimburse and hold Contractor, its officers, directors, shareholders, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such Contractor Unauthorized Obligation made by AA, its officers, directors, shareholders, employees, agents or independent contractors in the conduct of AA's operations.

        (b) Nothing in this Agreement authorizes Contractor to make any contract, agreement, warranty, or representation on AA's behalf or on behalf of any other AMR Entity, or to incur any debt or obligation in AA's name or on behalf of any other AMR Entity ("AA UNAUTHORIZED OBLIGATION"); and Contractor hereby agrees to defend, indemnify, save, release, reimburse and hold AA, the AMR Entities, and their respective officers, directors, shareholders, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by

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            reason of any such AA Unauthorized Obligation made by Contractor, its officers, directors, shareholders, employees, agents or independent contractors in the conduct of Contractor's operations.

        (c) The fact that Contractor's operations are conducted under Marks and listed under the TW designator code will not affect their status as flights operated by Contractor for purpose of this Agreement or any other agreement between the parties. Further, both parties acknowledge that the Contractor's Feeder Air Services are flights operated by Contractor and both parties agree to advise passengers and all third parties of Contractor's operation of these flights as required by applicable law, rule, or regulation.

6.03 - INDEMNIFICATION AND INSURANCE

        (a) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all Taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such Taxes, contributions or other payments.

        (b) Contractor shall indemnify, defend, hold harmless and promptly reimburse AA, the AMR Entities and their respective directors, officers, employees and agents from and against any and all claims, suits, penalties, liabilities, judgments, fines, losses and expenses of any nature or kind ("CLAIMS") arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or be occurring in connection with):

                 1. The death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by Contractor (including, for the avoidance of doubt, claims arising out of death of or injury to Feeder Air Service passengers traveling on AA tickets that implement limits or conditions of liability or jurisdictional rules with respect to passenger claims that differ from those of Contractor), except to the extent caused by the willful misconduct of AA or another AMR Entity; and

                 2. Negligent acts or omissions of Contractor that are in any way related to services contemplated by this Agreement, except for Claims arising from the death of, or injury to, persons, or delay or loss of or damage to property occurring while such persons or property are in the control or custody of, or being transported by, AA of the type referred to in Section 6.03(c)(1), in which case AA shall indemnify and reimburse Contractor, notwithstanding such negligent (but not willful) acts or omissions of Contractor.

        (c) AA shall indemnify, defend and hold harmless Contractor and its directors, officers, employees and agents from and against any and all Claims arising out of, caused by or occurring in connection with (or alleged to arise out of, be caused by or occurring in connection with):

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                 1.  The death of or injury to persons, or delay or loss of or damage to property (including aircraft, baggage or cargo) occurring while such persons or property are under the control or in the custody of, or being transported by, AA, except to the extent caused by the willful misconduct of Contractor.

                 2. Negligent acts or omissions of AA that are in any way related to services contemplated by this Agreement, except for Claims arising from the death of, or injury to, persons, or delay or loss of or damage to property occurring while such persons or property are in the control or custody of, or are being transported by, Contractor of the type referred to in Section 6.03(b)(1) (in which event Contractor shall indemnify and reimburse AA notwithstanding such negligent (but not willful) acts or omissions of AA); and

                 3. Passenger claims based on AA's failure to properly issue and complete transportation documentation in accordance with the provisions of the standard Airlines Clearing House or IATA ticketing procedures, including the failure to put a proper notice of the limits of liability on such documentation (it being understood that in ticketing Feeder Air Service passengers, AA is entitled to apply the limits of liability provided for in its own conditions of carriage).

        (d) During the Term of the Agreement, Contractor agrees to maintain Airline Liability insurance, including comprehensive/commercial general liability, passenger (including passengers on Feeder Air Service flights, and all other revenue and non-revenue passengers), baggage, cargo, mail, and aircraft third party legal liability (all policies shall be extended to include war risks, hijacking, and allied perils), with limits of at least [*] per any one occurrence or such higher limits as Contractor may have in effect during the Term of this Agreement. Such insurance policies shall be with an insurance company or companies of recognized financial responsibility, and satisfactory to AA, and which at a minimum shall:

                 1. Name AA, the AMR Entities, and their directors, officers, employees, agents and representatives as Additional Insureds,

                 2. Contain a Breach of Warranty Clause in favor of AA and the other Additional Insureds, insuring AA's and their interests regardless of any breach or violation by Contractor of any warranties, declarations or conditions contained in such policies,

                 3. Contain a Waiver of Subrogation Clause in favor of AA and the other Additional Insureds, to the extent Contractor has waived its rights against AA under this Agreement,

                 4. Contain a Cross Liability Clause, providing AA and each of the other Additional Insureds the benefit of all of the provisions of the policy, except the limits of liability, in the same manner as if there were a separate policy covering each insured,

                 5. Specifically state that the indemnification agreement stated in (b) above is insured as a contractual obligation of Contractor's insurers,

                 6. Contain a provision requiring Contractor's insurers to provide AA with a written notice of any cancellation or adverse material change in such insurance and

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            providing that the same shall not be effective as to the benefit and interest of AA or any of the other Additional Insureds for thirty
            (30) days after written notice of such cancellation or adverse material change is received by Contractor and AA,

                 7. Contain a provision stating that Contractor's liability policy is primary without a right of contribution from any policy carried by AA or any of the other Additional Insureds. The notice period in respect of war and allied perils coverage shall be seven days or such lesser period as is or may be available in accordance with policy conditions, and

                 8. Contain a Date Recognition Limited Coverage Write-Back clause or endorsement, in the event Contractor's insurance policy contains a Date Recognition Exclusion clause.

        (e) Hull All Risk insurance, including war risk, which shall include a waiver of subrogation in favor of the AMR Entities to the extent of the indemnity specified in Section 6.03(b), and

        (f) Contractor agrees to furnish AA, in a timely manner, and not later than the expiration date of each respective policy, with certificates of insurance evidencing its maintaining and renewal of the insurance required under (d) above.

6.04 - ENVIRONMENTAL

        With respect to all matters which relate to or may affect the environment, each party agrees to conduct its operations (including its compliance with all federal, state and local laws and regulations relating to pollution or the environment) in a prudent manner consistent with industry policies and practices related to environmental matters, including, without limitation, taking reasonable preventive measures consistent with such policies and practices to avoid liabilities related to environmental matters.

ARTICLE 7 - EFFECTIVE DATE, TERMINATION AND CANCELLATION

7.01 - EFFECTIVE DATE AND TERM

        (a) This Agreement became effective as of the SABRE Cutover Date and will continue in effect through February 1, 2013, unless terminated or canceled at an earlier date pursuant to one or more of the provisions of this Article 7 or Exhibit J(2)(D)(the "TERM").

        (b) In the event there is any change in the statutes governing the economic regulation of air carriers, or in the applicable rules, regulations or orders of the DOT or some successor agency or department of the government having jurisdiction over air transportation which change or changes materially affect the rights and/or obligations presently in force with respect to the air transportation services of AA or Contractor, or both, or in the event for reasons wholly beyond the control of the parties, the AA designator code cannot for any reason be used as contemplated under this Agreement, then the parties will consult within thirty (30) days after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary or appropriate, or as to the terms of such changes, or whether the Agreement should be

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            cancelled in light of the occurrences described above, then the parties shall submit the matter to a neutral third party mediator who will assist the parties in reaching a mutually agreeable settlement in accordance with the Commercial Mediation Rules of the American Arbitration Association. Each party covenants to cooperate in any such proceeding for up to thirty (30) days.

7.02 - TERMINATION

        In  addition to the foregoing provisions of this Article:

        (a) If one party (the "DEFAULTING PARTY") becomes insolvent or fails to pay debts as they become due; or if the Defaulting Party takes steps leading to its cessation as a going concern; makes an assignment for the benefit of creditors or a similar disposition of the assets of the business; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the other party (the "INSECURE PARTY") may on five (5) business days prior written notice, terminate this Agreement on notice to the Defaulting Party unless the Defaulting Party, within said five (5) business days, gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit, issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Defaulting Party under this Agreement. Such letter of credit may be drawn upon by the Insecure Party if the Defaulting Party does not fulfill its obligations under this Agreement in a timely manner.

            If bankruptcy proceedings are commenced with respect to either party ("BANKRUPT PARTY") and if this Agreement has not otherwise terminated, then the non-bankrupt party may suspend all further performance of this Agreement until the Bankrupt Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Within thirty (30) days of the commencement of such bankruptcy proceeding, the Bankrupt Party agrees to move the Court in which such bankruptcy proceeding is pending to assume or reject this Agreement. Any such suspension of further performance by the non-bankrupt party pending the Bankrupt Party's assumption or rejection will not be a breach of this Agreement and will not affect the non-bankrupt party's right to pursue or enforce any of its rights under this Agreement or otherwise.

        (b) Unless provided for elsewhere in this Agreement, and except for the failure to make payments of amounts when due, if either party shall fail to perform, keep, and observe any of the material terms, covenants or conditions herein contained on the part of such party to be performed, kept or observed (other than insurance requirements or any other condition or requirement, noncompliance with which is specifically covered under another subsection of this Article 7), the other party may give notice in writing to correct the condition or cure the default and, if the condition or default continues for thirty (30) days after the receipt of notice by the defaulting party and, if within that thirty (30) day period the defaulting party has not prosecuted with due diligence and corrected or commenced efforts to correct the condition or default, the other party may then terminate this Agreement upon an additional thirty (30) days prior written notice, and this Agreement shall thereupon cease and expire at the end of such additional thirty (30) days in the same manner and with the same effect as if it were the expiration of the original term. For purposes of this Article 7.02 (b), Contractor's failure to comply with the Standards of Service as set forth in Exhibit D hereof, shall be deemed a material default.

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            If either party shall fail to make payment of amounts when due under this Agreement after receiving written notice thereof, the non-paying party shall have five (5) business days after the receipt of such written notice to cure such non-payment.

            If Contractor shall fail to make any "Escrow Payment" as defined in and required under any Escrow Agreement (as defined in any Master Agreement) entered into pursuant to a Master Agreement by and among Contractor, American Eagle and JP Morgan Chase Bank, Contractor shall have five (5) business days after receipt of written notice from AA of such failure to cure such non-payment and in the event Contractor fails to cure such failure within such period, AA may terminate this Agreement on such fifth business day.

        (c) In the event Contractor fails to meet any of the milestones, as may be provided in a corrective action plan pursuant to Exhibit J(3)(D), AA may terminate this Agreement upon fifteen (15) days written notice to Contractor.

        (d) If the services of the Airline Clearing House are withdrawn as to either party, or if either party suspends or is required to suspend all system operations for any safety reason, the other party may terminate this Agreement upon five (5) days prior written notice.

        (e) In the event of a material breach of any representation or warranty of Article 2.04(c), that in AA's reasonable discretion, creates a serious and imminent threat to the safe operation of Contractor's American Connection Services, AA may immediately terminate this Agreement in writing.

        (f) In the event of any material failure to comply with the insurance provisions of Article 6.03, this Agreement may be immediately terminated by AA.

        (g) Early termination or cancellation of this Agreement based on one or more of the provisions of this Article 7 shall not be construed so as to relieve any party hereto of any debts or monetary obligations to any other party that shall have accrued hereunder prior to the effective date of such termination or cancellation, or any damages suffered as a result of such termination, if such termination is due to a breach of this Agreement.

        (h) In the event of the replacement of the President and Chief Executive Officer of Contractor (or any executive performing the duties of a chief executive officer however so titled) (the "CEO"). Contractor shall have the right to designate an interim CEO. At such time as Contractor identifies or selects a proposed permanent replacement CEO (or at Contractor's option, one or more candidates for the position of permanent replacement CEO) (collectively, the "Proposed CEO"), Contractor shall provide written notice to AA identifying such Proposed CEO. AA shall have the right to approve (such approval not to be unreasonably withheld) or disapprove (such disapproval not to be unreasonably provided) such Proposed CEO, and shall provide written notice to Contractor of its approval or disapproval within 10 business days following AA's receipt of notice of the Proposed CEO. In the event AA fails to provide notice of its approval or disapproval within such 10 day period, AA shall be conclusively deemed to have approved the Proposed CEO. In the event Contractor fails to identify a Proposed CEO who is approved by AA as provided herein within 180 days after the replacement of the CEO, AA may terminate this Agreement.

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        (i) In the event of a termination of this Agreement prior to the end of the Term for any reason, AA agrees to reimburse Contractor for any pre-paid aircraft rents under any Lease for all Firm Approved Aircraft upon the date of such termination.

        (j) Upon termination of this Agreement for any reason, the right to use Marks granted herein will immediately revert back to AA.

        (k) AA may terminate this Agreement without Cause upon 180 days prior written notice; PROVIDED, that (1) such notice may not be given prior to September 30, 2005, (2) AA shall reimburse Contractor for the unamortized portion of training start up costs (principal only) pursuant to the amortization table attached hereto as Exhibit M corresponding to the month during which the Agreement terminates,
            (3) the provisions of Section 7.03 herein will apply, (4) such notice may not be given unless AMR shall have executed and delivered to Contractor a Guaranty of the obligations of American Eagle or its successor under each Master Agreement substantially in the form attached thereto; provided, however, that no Guaranty shall be required for any particular Master Agreement if AA shall have assumed American Eagle's obligations under such Master Agreement in accordance with the terms thereof, and (5) a termination without Cause shall be void and of no force and effect and this Agreement shall continue in full force and effect, if so required pursuant to
            Section 4.4(a) of any Master Agreement, in which case AA shall not be entitled to exercise its option pursuant to this Section 7.02(k) to terminate this Agreement without Cause until such time as the Termination Suspension Reason (as defined in the applicable Master Agreement) would no longer prevent the Leveraged Lease Conversion (as defined in the applicable Master Agreement) from occurring. As a condition to AA's conversion of any option Aircraft to Firm Approved Aircraft, AA and Contractor will negotiate a mutually acceptable extension of the date set forth in clause (1) of this
            Section 7.02(k) prior to conversion of the option Aircraft.

        (l) A material failure to represent the AA brand to the same extent as other users of the AA brand, including AE and other American Connection carriers, as reasonably specified by AA in writing and uniformly applied to all users of the AA brand, including AE and other American Connection carriers, will be deemed cause for termination of this Agreement as provided in Section 7.02, provided that such failure is noted in two consecutive audits.

        (m) The provisions of Sections 6.02, 6.03, 6.04, 7.03, 11.01, 11.02,
            11.03, 11.04, 13.02 and Article 8 shall survive the termination of this Agreement.

        (n) In the event AA or AMR terminates this Agreement prior to April 30, 2008, or Contractor terminates this Agreement prior to April 30, 2008, based upon a breach by AA or AMR, AA shall reimburse Contractor for the unamortized portion of certain concessions granted by Contractor in this Agreement pursuant to the amortization table attached hereto as Exhibit N corresponding to the month during which the Agreement terminates.

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7.03 - RECIPROCAL OPTION FOR ASSIGNMENT OF LEASES

        (a) In the event of a termination of this Agreement for Cause by AA, Contractor grants to AA an option to be assigned any or all of the Leases for the Firm Approved Aircraft (the "CALL OPTION"), exercisable at its sole discretion, at the date notice of such termination is delivered to Contractor. AA may exercise this Call Option by written notice delivered to Contractor, within 60 days following delivery of the notice of such termination, designating those Leases to be assigned to AA. Upon delivery of notice of such exercised Call Option, Contractor will be deemed to have assigned all of its rights and duties under the designated Leases to AA. Contractor shall pay within 30 days of invoice for any maintenance conversion expenses required to transfer the Firm Approved Aircraft subject to such Leases from compliance with the Contractor's FAA-approved maintenance program to AA's FAA-approved maintenance program ("CONVERSION EXPENSES"). Further, any parts and components subject to "power-by-the-hour" maintenance arrangements shall be paid in full by Contractor through the date of termination of this Agreement.

        (b) In the event of termination of this Agreement without Cause by AA:

                 1. AA grants to Contractor a one-time option to assign to AA any or all of the Leases for the Firm Approved Aircraft (the "ONE-TIME PUT OPTION"), exercisable, at its sole discretion, within 60 days after Contractor's receipt of written notice of termination by AA. Contractor may exercise this One-Time Put Option by written notice delivered to AA within such 60 days exercising the One-Time Put Option and designating those Leases to be put to AA. Upon delivery of notice of such exercise of the One-Time Put Option, AA will be deemed to assume the designated Leases on the schedule set forth in subsection (3) below.

                 2. Contractor grants to AA a one-time Call Option (the "ONE-TIME CALL OPTION") to be assigned any or all of the Leases for the Firm Approved Aircraft, exercisable, at its sole discretion, at the date notice of such termination is delivered to Contractor. AA may exercise this One-Time Call Option by written notice delivered to Contractor contemporaneously with the notice of such termination. Upon delivery of notice of such exercised One-Time Call Option, Contractor will be deemed to have assigned all of its rights and duties under the designated Leases to AA on the schedule set forth in subsection (3) below.

                 3. Following notice of the One-Time Put Option or One-Time Call Option under this subsection (b), the parties shall meet not later than 90 days following such notice, to effect a plan of orderly transition and wind down of the Agreement. Such transition plan shall include, but not be limited to a transition phasing of the designated aircraft from Contractor to AA (beginning not later than the 181st day following such notice), at a rate of two aircraft per month, on the last day of each month, for five months, based on a schedule to be determined by AA, followed by the remaining five aircraft on the last day of the sixth month. In such event, the Term of the Agreement will be deemed to continue until the last designated aircraft is phased from Contractor to AA, provided however that performance measurement pursuant to Exhibit J shall not be applicable during such a transition.

            Contractor will not be liable for Conversion Expenses under this
            Section 7.03(b), provided that Contractor continues to operate each Firm Approved Aircraft in strict

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            accordance with its approved maintenance program following notice of termination, up to and including the date of termination of this Agreement. Further, any parts and components subject to "power-by-the-hour" arrangements must be paid in full by Contractor through the date of termination of this Agreement in the event of the exercise of either a Put Option or Call Option pursuant to this
            Section 7.03(b).

            AA agrees to indemnify and hold harmless Contractor from and against any Claim arising from events or circumstances occurring after the date of assignment out of any Lease that AA is deemed to assume hereunder.

            Contractor agrees to indemnify and hold harmless AA from and against any Claim arising from events or circumstances occurring on or before the date of assignment out of any Lease that AA is deemed to assume hereunder.

        (c) Contractor agrees not to enter into any lease or similar arrangement (however so titled) for Firm Approved Aircraft other than pursuant to a Lease. Contractor will not amend any Leases, or waive any material rights thereunder, without the prior written consent of AA, such consent not to be unreasonably withheld.

                 1. Each Lease entered into by Contractor must, at a minimum, contain terms providing for the following: (1) the Lease must be not less than 13 years in duration; (2) the Lease must be assignable to AA without the consent of the Lessor and may not contain any provisions that, upon assignment of such Lease to AA, impose a penalty or any other adverse action on AA as a result of such assignment; (3) the Lease must be assignable to AA under the exact same terms and provisions as existed in the Lease immediately prior to such assignment and such terms may not become more onerous to the Lessee over the Term of the Lease; (4) shall contain a "half-life" return condition provision; and (5) AA must have the ability to purchase the leased aircraft on commercially reasonable terms reasonably acceptable to AA.

                 2. AA will make its representative reasonably available for consultation and assistance in negotiating a Lease. Once terms and provisions of a Lease have been agreed upon by Contractor and the lessor, Contractor shall provide a copy of such Lease to AA. AA will then have ten (10) business days to approve the Lease (such approval not to be unreasonably withheld) or to disapprove the Lease (such disapproval not to be unreasonably provided), and to provide written notice to Contractor of such approval or disapproval. If AA disapproves a Lease, it shall include in its notice of disapproval a detailed statement of the reasons for its disapproval and a detailed statement of any suggested non-economic changes, which if obtained by Contractor, would require AA to approve the Lease, as modified. In the event AA fails to provide notice of its approval or disapproval within such 10 business day period, AA shall be conclusively deemed to have accepted the Lease. Approval or disapproval of a Lease by AA shall not be considered a waiver of its rights hereunder with respect to future Leases. In the event that AA desires to change any non-economic term or provision of the Lease or add a new term or provision and such changes are reasonable taking into account the aircraft type subject to the proposed Lease and the relative bargaining power of Contractor, Contractor shall have 15 business days to seek to effect such changes. Further, during both the period in which AA reviews and comments on the Lease term (up to 10 business days) and the period in which Contractor seeks to effect such changes (up to 15 business days), Contractor shall be exempt from the [*] of delay liquidated damages provided for in

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            Section 1.02(a). If such changes cannot be agreed upon between
            Contractor and the lessor, then Contractor may not enter into the Lease.

                 3. To the extent that AA requires changes to a Lease that cause a delay in placing a Firm Approved Aircraft into service, AA will not be entitled to, and Contractor will not be liable for, the penalty of [*] of delay per regional jet, as liquidated damages, provided for pursuant to Section 1.02(a).

                 4. AA agrees that a Lease may be between (A) Solitair Corp., an affiliate of Contractor, as lessor and Contractor as lessee, (B) between Contractor as lessor and Contractor as lessee, or (C) between a subsidiary of Contractor as lessor and Contractor as lessee. The rent, residual and early buyout price and termination value schedule shall be determined on the commencement date of the Lease using the Warren & Selbert ABC Program using the inputs set forth and marked with an asterisk on Exhibit P attached hereto with such input items to be adjusted from time to time as provided therein.

        (d) Notwithstanding the foregoing, Contractor shall be entitled to finance its acquisition of Firm Approved Aircraft pursuant to a secured loan provided by FINAME, which secured loan shall be deemed to be a Lease, so long as in connection with such secured loan Contractor and FINAME enter into a Master Agreement with respect to such Firm Approved Aircraft (in which case AA or its assignee shall enter into such Master Agreement). For any Firm Approved Aircraft that is financed in such manner, the rent, residual and early buyout price and termination value schedule shall be determined on the commencement date of the applicable Master Agreement using the Warren & Selbert ABC Program using the inputs set forth and marked with an asterisk on Exhibit P attached hereto with such input items to be adjusted from time to time as provided therein.

        (e) AA hereby assigns to American Eagle its rights and obligations upon the exercise by either Contractor or AA, as applicable, of the One-Time Put Option, the One-Time Call Option or the Call Option for Approved Aircraft financed by FINAME and for which American Eagle, Contractor and FINAME have entered into, or shall enter into, a Master Agreement. For such Approved Aircraft, the exercise of the Call Option, One-Time Call Option or One-Time Put Option shall be deemed to be an exercise of an option to require a "Leveraged Lease Conversion" (as defined in the applicable Master Agreement) in respect of such Approved Aircraft rather than an assignment of a Lease, and the provisions of this Section 7.03 shall be superseded with respect to such Approved Aircraft by the provisions of the applicable Master Agreement upon the exercise of any such option.

                 (i) If, in connection with an exercise by Contractor of its One-Time Put Option, Eagle has given Contractor a Deficiency Notice (as defined in the applicable Master Agreement) with respect to an Approved Aircraft and the Deferred Leveraged Lease Conversion Date (as defined in the applicable Master Agreement) applicable to such Approved Aircraft is greater than thirty (30) days after receipt of such Deficiency Notice by Contractor, each day after such thirtieth (30th) day that the applicable Approved Aircraft is not available for revenue service hereunder shall be excluded in determining the required minimum payment on the basis of seven Block Hours per day under Section 1.A. of Exhibit E hereto and

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                      Contractor shall not otherwise be entitled to compensation in respect of such Approved Aircraft hereunder in respect of such days.

                 (ii) If, after the exercise by AA of either the Call Option or the One-Time Call Option, Eagle cancels the Leveraged Lease Conversion (as defined in the applicable Master Agreement) with respect to any Approved Aircraft, pursuant to Section 2.3(a)(ii) of the applicable Master Agreement, AA agrees that its rights under the Call Option or the One-Time Call Option in respect of the applicable Approved Aircraft shall be of no further force and effect.

7.04 - FORCE MAJEURE

        Except for any payments due hereunder, neither party shall be liable for delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, strike, labor disputes, work stoppage, fire, act of government, court order, or any other cause, whether similar or dissimilar, beyond the control of that party including but not limited to non-delivery or delay in delivery of aircraft to Contractor or delay in completion of required training of Contractor's employees by the aircraft manufacturer or delay in receipt of any necessary government approvals ("FORCE MAJEURE"). If any such event of Force Majeure substantially prevents one party's performance of the Agreement for a period of [*] or more, the other party may terminate this Agreement on [*] prior written notice.

ARTICLE 8 - TAXES

        (a) The parties, respectively, shall be responsible for their own Excluded Taxes attributable to the transactions contemplated by this Agreement.

        (b) Except as otherwise provided herein, AA shall collect from customers at the time of sale, and timely report and remit to the relevant competent authorities, applicable Ticket Taxes unless prohibited by applicable law or contrary to industry standards. Contractor, however, shall timely remit and report to the relevant competent authorities applicable Ticket Taxes required to be remitted by the operating carrier at the time of enplanement under applicable law or industry standard ("ENPLANEMENT TICKET TAXES") (E.G., Canadian AIF remittance and reporting, including annual certification). On receipt of written or electronic notice, supported by relevant flight manifest information, AA shall directly reimburse or otherwise account through the general billing arrangement between AA and Contractor for any such Enplanement Ticket Taxes remitted and reported by Contractor.

        (c) Each party shall be responsible for the payment of any Taxes it owes on the purchase by such party of goods or services from the other party. If invoiced, such Taxes shall be separately stated.

        (d) A party shall indemnify, reimburse or advance (on request), and hold the other party harmless from, an assessment of Taxes or Ticket Taxes by a competent authority, plus reasonable attorneys' fees and reasonable and severable costs incurred in defense thereof, for which the indemnifying party is ultimately responsible for the payment thereof under this Agreement. However, in the case of Enplanement Ticket Taxes, the scope of such indemnity shall exclude the assessment of interest and penalties if attributable to Contractor negligence.

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        (e) Each party shall promptly advise the other as it may become aware of changes to the rate or applicability of any Taxes or Ticket Taxes. Each party shall maintain and make available on a timely basis records to administer an audit and defend an assessment or otherwise substantiate a refund or credit concerning any Taxes or Ticket Taxes for which such party is responsible for remitting and reporting to a competent authority hereunder and shall implement procedures and controls to ensure timely and accurate reporting and remittance thereof.

        (f) Notwithstanding Section 6.03 of this Agreement, within 10 business days of receipt of notice of audit from a competent authority (or sooner if delay would be reasonably prejudicial) concerning any Taxes or Ticket Taxes an assessment for which the other party (the "PAYOR") would be ultimately responsible for payment under this Agreement, such notified party shall advise the Payor in writing about such audit and shall include a copy of the notice of audit.

        (g) The parties shall each bear their own costs in the administration of an audit and shall reasonably cooperate with the other party and take such action as may be requested from time to time, each at its own reasonable expense, to minimize any assessment or potential assessment of Taxes or Ticket Taxes by a competent authority in connection with this Agreement. The parties shall periodically apprise and consult with each other concerning the progress of the audit and subsequent action to be taken. AA, however, shall control strategic decisions concerning the administration of the audit and action to be taken in connection with an assessment of Taxes or Ticket Taxes arising therefrom, including selection of counsel and the defense, assertion and settlement of any tax controversy. The reasonable and severable costs of such counsel shall be borne by the party ultimately liable for payment of such Taxes or Ticket Taxes.

ARTICLE 9 - ASSIGNMENT, MERGER AND EXTRAORDINARY TRANSACTION

9.01 - ASSIGNMENT

        This Agreement may be cancelled or terminated by either AA or Contractor if there is, by operation of law or otherwise, an assignment of this Agreement, or of any of the rights, duties or obligations created hereunder with respect to any party to this Agreement, without the written consent of the other party. In the event that this Agreement is assigned, whether by operation of law or otherwise, without such consent having been given in writing, the party not making the assignment shall have the right to terminate the Agreement following five (5) business days written notice to the other party and an opportunity to cure within such five (5) business days period. Notwithstanding the foregoing, (i) AA may, without consent of Contractor, assign and/or delegate any or all of its rights or obligations under this Agreement to any Affiliate (provided that with respect to the assignment of a Lease, AMR guarantees the performance of such Affiliate under such Lease) or any company into which or with which AA or its successor may be merged, combined or consolidated, or which may otherwise succeed to all or any substantial portion of AA's assets; (ii) Contractor may, without consent of AA, assign or transfer this Agreement pursuant to a transaction permitted under Section 9.02(a) hereof; and (iii) either party shall have the right to assign as security all of its rights to money to be received so long as all offsets in favor of, and amounts due to, the party not assigning such rights, have been or shall be taken into account.

9.02 - MERGER

        In the event Contractor merges with or is controlled or acquired by another air carrier, or a corporation Affiliated with such an air carrier ("HOLDING COMPANY"), or a corporation owned, controlled or Affiliated with any such Holding Company and except for any such merger with or acquisition by an entity that is under common control, directly or indirectly, with Contractor, AA will have the option to terminate this Agreement without liability to Contractor except as otherwise provided in Section 9.03 (b) below.

9.03 - EXTRAORDINARY TRANSACTION

        (a) For purposes of this Section, "EXTRAORDINARY TRANSACTION" means any
            (1) merger of Contractor with another company not under common control, directly or indirectly with Contractor, (2) sale, transfer or lease by Contractor of all or substantially all of its assets, rights or powers to an entity not under common control, directly or indirectly, with Contractor, or (3) the acquisition by another corporation or entity not under common control, directly or indirectly, with Contractor of all or a majority (at least 51%) of the outstanding voting power of Contractor.

        (b) Contractor may enter into an Extraordinary Transaction, provided that AA's consent to assignment of this Agreement is not otherwise required pursuant to Article 9.01 herein and Contractor obtains for AA an affirmation from any such third party, who succeeds to Contractor's interest in this Agreement, that guarantees the full and faithful performance of Contractor's Feeder Air Services under this Agreement. In the event Contractor is unable to obtain such affirmation, AA may, at its option, terminate this Agreement upon consummation of the Extraordinary Transaction.

        (c) Contractor agrees that (1) within thirty (30) days prior to the closing of any Extraordinary Transaction with a third party, or any initial or subsequent public offering of common stock of Contractor, or (2) within seven (7) days prior to the closing of any merger, sale, lease, or transfer of all or substantially all of its assets, or acquisition by another entity which is not an Extraordinary Transaction, Contractor will notify AA of such event.

        (d) Contractor grants to AA a right to purchase up to five percent (5%) of the common Stock of Contractor (the "COMMON STOCK") offered for sale in connection with any initial public offering of Common Stock ("IPO SHARES") by Contractor pursuant to an effective registration statement under the Act or comparable statement under any similar federal or other statute then in force that will result in the IPO Shares being listed or admitted to trading on a national securities exchange or nationally recognized automated interdealer quotation system ("IPO"). This right to purchase Common Stock of Contractor granted to AA ("IPO PARTICIPATION RIGHT") shall be subject to the following terms and conditions:

                 1. In the event that the effective date of the registration statement covering the IPO Shares under the Act occurs after February 15, 2002 (the one year anniversary of the granting of the IPO Participation Right), AA may purchase up to five percent (5%) of the IPO Shares in the IPO. The purchase price of the IPO Shares subject to the IPO Participation Agreement shall equal the per share price at which the IPO Shares are offered to the public pursuant to the IPO ("IPO SHARE PRICE"). AA may purchase less than all of the IPO Shares available under the IPO Participation Right.

                 2.  [Intentionally Omitted]

                 3. Contractor shall give AA prompt notice of its determination to conduct an IPO, but in no event later than the date of the filing of the IPO Shares registration statement under the Act. Contractor shall provide to AA a copy of the preliminary prospectus concurrent with its distribution to the public. Contractor shall provide AA no less than 72 hours notice of the commencement of public trading of the IPO. AA shall inform Contractor of the number of IPO Shares or Private Placement Shares that AA will purchase pursuant to the IPO Participation Right no later than 48 hours prior to the commencement of public trading of the IPO.

            Further, in the event Contractor enters into an agreement with another air carrier to provide regional air service under a code share agreement and provides such other air carrier with the right to participate in an IPO on terms more favorable to such air carrier than the foregoing with respect to the type, amount or pricing of participation, Contractor agrees, subject to the provisions of this Section, to amend the type, amount and/or pricing of rights granted to AA to participate in an IPO so that they are not less favorable than the type, amount and pricing or rights granted to such other air carrier. Notwithstanding the foregoing, Contractor may provide another air carrier with the right to participate in an IPO with a type, amount or pricing of participation more favorable than that available to AA, provided that such more favorable treatment is proportionate to an increase in the number of regional jets subject to such third party code share agreement as compared to the Firm Approved Aircraft committed by AA to be placed in service under the terms of this Agreement (initially fifteen).

        (e) Sections 9.03 (b) and (c) herein above will not apply to any proposed sale or disposition by Contractor of its aircraft or assets that: (a) have become worn out or obsolete or are no longer used and useful in Contractor's day to day business; PROVIDED, however, that such sale or disposition does not impair or negatively affect Contractor's ability to complete scheduled service on a day to day basis under this Agreement; or (b) are being replaced with other assets of a similar type which are at least of equal quality and utility to Contractor in carrying on its day to day business and meeting its obligation under this Agreement.

ARTICLE 10 - COMMUNICATIONS, TRAINING AND BENEFITS

10.01 - MEDIA COMMUNICATIONS

        The corporate communications functions and personnel of Contractor and AA will operate independently but in coordination with respect to "American Connection" joint marketing objectives. In the event of any Feeder Air Service accident or flight or ground incident involving the death of any person(s) or threat or injury or potential injury to persons or property, it is agreed that the provisions concerning emergency response procedures as set forth in Exhibit I shall apply and that the sole official spokespersons and liaison personnel with the media shall be those individuals designated in AA's Emergency Response Procedures Plan.

10.02 - TRAINING AND TRAINING MATERIALS

        Subject to the terms or specific training programs set forth in Exhibits D and H:

        (a) For existing programs, AA will provide to Contractor at AA's incremental cost, recurrent training and training materials pertaining to any specialized programs Contractor will be utilizing under this Agreement, such as WorldTracer and BMAS.

        (b) For new programs, AA will provide initial training and training materials to Contractor employees at AA's expense. Contractor shall be responsible for all Contractor employee expenses while attending such training.

        (c) Should Contractor request AA instructors for the purpose of exclusive training for Contractor employees either for existing or new programs, and if such training is permitted by AA, Contractor will pay AA the actual salary related costs, including fringe benefits, plus any reasonable and customary expenses incurred by the AA instructor(s).

10.03 - CONTRACTOR REPORTS

        (a) Upon departure of each Contractor Feeder Air Service flight from Feeder Air Service cities, flight close-out entries shall be made by Contractor in SABRE as required by AA. If Contractor becomes aware of any station(s) which have any deficiencies in making "close-out "entries as required by this Section, Contractor will promptly take corrective action to remedy such problem including the submission to AA of a corrective action plan.

        (b) Contractor will furnish to AA operating performance reports in accordance with Exhibit K.

        (c) Contractor will furnish to AA (1) within 45 days after the end of each of the three interim calendar quarters, unaudited financial statements including Contractor's then current corporate balance sheet and profit and loss statement, and (2) within 91 days after the end of Contractor's fiscal year, Contractor's then current, audited financial statements including, either separately or on a consolidated basis, the balance sheet and the profit and loss statement, together with associated footnotes, and a copy of the independent auditor's report.

        (d) AA may inspect Contractor's corporate records and accounts related to Contractor's Feeder Air Services, from time to time, upon reasonable notice during the life of this Agreement.

        (e) Each business day Contractor will furnish to AA (Attention: - Director - Planning) daily operating reports for each day of the week in a format specified by AA for the preceding day(s) as per Exhibit K.

        (f) Contractor will be responsible for filing all reports and plans relating to its operations with the DOD, DOT, FAA, NTSB or any state or airport authority, and Contractor will promptly furnish AA with copies of all such reports and such other available traffic and operating reports as AA may request from time to time during the life of this Agreement as per Exhibit K.

        (g) Contractor will promptly furnish AA with a copy of every report and plan that Contractor prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any Marks, when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property.

        (h) Contractor shall advise AA's legislative affairs department (with a copy to AA Director - Planning) of all planned communications, whether written or oral, with government or civic officials in connection with Contractor's Feeder Air Services. If requested by AA, Contractor shall provide copies of any written communications. Further, each party will endeavor to report to the other party any unplanned meetings (where it is anticipated that negative media coverage could result) that occur between either party and any local, state, or federal governmental officials regarding Contractor's performance as an American Connection carrier.

10.04 - AGREEMENTS WITH OTHER CARRIERS

        (a) [*]

        (b) Subject to Article 5 herein, in the event Contractor enters into an agreement with a third party governing pursuant to which Contractor will provide services substantially similar to those provided to AA under this Agreement employing ERJ-140 aircraft, Contractor shall:
            (i) provide promptly to AA a copy of all documentation of same, and
            (ii) offer, on an all-or-nothing basis, to AA, the opportunity to amend this Agreement to incorporate prospectively from the date of AA's election all of the terms and conditions of such agreement to govern all Approved Aircraft, including any option Aircraft. AA, in its sole discretion, may elect, within 10 business days after receiving such notice from Contractor, to amend this Agreement to reflect such terms and conditions, and Contractor agrees to promptly approve such amendment in writing in accordance with Section 13.01 herein. The rights granted to AA pursuant to this Section 10.04(a) may be exercised an unlimited number of times throughout the Term of this Agreement.

        (c) Subject to Article 5 herein, in the event Contractor reaches agreement in principle on all of the material terms of a contemplated agreement with a third party pursuant to which Contractor proposes to provide services substantially similar to those provided under the terms of this Agreement employing aircraft other than ERJ-140 aircraft (a "PROPOSED AGREEMENT"), Contractor shall (i) provide promptly to AA written notice of such Proposed Agreement, including a detailed description of all of the material terms and conditions thereof, and (ii) offer, on an all-or-nothing basis, AA the opportunity to enter into an agreement on the same terms and conditions as such Proposed Agreement for the provision of the same type of services by Contractor employing the same aircraft that would be employed under such Proposed Agreement. AA shall have the right, on only one occasion, within 10 business days after receiving such notice from Contractor to elect to enter into an agreement with Contractor on the same terms and conditions as a Proposed Agreement, involving the provision of the same type of services by Contractor with the same aircraft as the Proposed Agreement; PROVIDED that either (i) AA elects concurrently to exercise its option on any option Aircraft for which the time to exercise such option has not already expired or (ii) AA has exercised all such options. If AA fails to accept such offer in writing, Contractor will be permitted to consummate the Proposed Agreement (on terms materially no more favorable to the third party than were offered to

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            AA) with a third party within 120 days of such failure to accept;
            PROVIDED, that if no transaction is consummated with a third party on such terms and conditions within such 120-day period, the provisions of this Section 10.04(b) shall again apply.

        (d) The provisions of Section 10.04(b) and 10.04(c) shall not apply to the provision by Contractor of additional aircraft pursuant to agreements between Contractor, on the one hand, and either America West or U.S. Airways (or any successor to such entities), on the other hand, existing as of the effective date of this Agreement.

10.05 - WAIVERS

        No failure by either party to exercise, or delay in exercising, any right, power or remedy, and no course of dealings between the parties shall constitute a waiver of such right, power or remedy. No waiver by either party or any default, misrepresentation or breach of warranty, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach. No waiver shall be valid unless in writing.

        Notwithstanding the foregoing, neither party shall recover costs (with the exception of interline settlements made in accordance with Exhibit
        F) or enforce monetary penalties or incentive payments to which it is entitled by the terms of this Agreement if the party seeking such recovery or enforcement either knew or, with reasonable due diligence, should have known of the facts or conditions giving rise to its claim and failed to notify the other party in writing within twelve (12) months thereafter.

ARTICLE 11 - CONFIDENTIALITY

11.01 - NONDISCLOSURE OF AGREEMENT

        Except as required by law or in any proceeding to enforce the provisions of this Agreement, AA and Contractor hereby agree not to disclose or publicize to any third party the terms or conditions of the Agreement or any related Agreement except in the sole discretion and with the prior written consent of AA.

        Notwithstanding the foregoing, either party may disclose the terms of this Agreement on a need-to-know basis to its Affiliates, financial advisors, outside law and accounting firms, bank lenders, or to other financial entities or underwriters, provided such entities acknowledge the confidential nature of such information and agree to be bound by the non-disclosure requirements of this Article 11.

11.02 - NONDISCLOSURE OF INFORMATION

        For purposes of this Agreement, confidential information, whether oral, written or in any other form is that information which pertains to the business, marketing, or operational plans or procedures of the disclosing party and which should reasonably be understood by the receiving party by the circumstances of disclosure or by the nature of the information itself, to be proprietary and confidential to the disclosing party. Except as required by law or in any proceeding to enforce the provision of this Agreement, AA and Contractor hereby agree to use confidential information solely for purposes related to the performance of services under this Agreement and further agree not to disclose to any third party any confidential information received from the other party without the prior written consent of the party providing such confidential information or data. The foregoing restrictions for the use and/or disclosure of confidential information shall not apply to information that:

        (a) was publicly known at the time such information was communicated by the disclosing party to the receiving party; or
        (b) becomes publicly known through no fault of the receiving party subsequent to the disclosure of such information; or
        (c) was in the receiving party's possession, free of any obligation of confidence at the time of the disclosing party's communication to the receiving party; or
        (d) is developed by the receiving party independently of and without reference to the disclosing party's confidential information or other information that the disclosing party communicated in confidence to any third party; or
        (e)  is rightfully obtained by the receiving party from third parties authorized to make such disclosure without restriction; or
        (f)  is identified by the disclosing party as no longer proprietary or confidential.
        (g) is disclosed to an Affiliate on a need-to-know basis and that Affiliate agrees to abide by the provisions of this Section 11.02.

11.03 - NOTIFICATION

        If either party is served with a subpoena or other process requiring the production or disclosure of any of the Agreement or confidential information referenced in Article 11.02, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other party of same and permit the other party a reasonable period of time to intervene and contest disclosure or production.

11.04 - RETURN OF INFORMATION

        Upon termination of this Agreement, each party must return to the other any confidential information or data received from the other and designated as such by the party providing such confidential information which is still in the recipient's possession or control.

ARTICLE 12 - RELATED AGREEMENTS

        (a) Contemporaneously with the execution of this Agreement, AA and Contractor acknowledge that the parties have or will enter into the following additional agreements:

                     Reduced Rate Agreement for Employee Travel

                     Hub Real Estate Subleases

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                     System Ground Handling Agreement

                     Warrant Agreement of even date herewith

                     Amendment No. 3 to the Amended and Restated Trans World Express Air Services Agreement, dated February 15, 2001

        (b) Upon execution of this Agreement, the parties shall promptly meet and proceed to work together in good faith to negotiate and conclude the terms and conditions of each of the Related Agreements not executed simultaneously with this Agreement.

        (c) The agreements enumerated in this Article 12 are herein referred to as the "Related Agreements." Notwithstanding anything to the contrary contained in the Related Agreements, the term of each of the Related Agreements shall be coterminous with the Term of this Agreement.

ARTICLE 13 - MISCELLANEOUS

13.01 - ENTIRE AGREEMENT AND AMENDMENTS

        This Agreement, including any Appendices, Attachments and Exhibits attached hereto or thereto, contains the complete, final and exclusive agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter. This Agreement will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

13.02 - GENERAL

        (a) Any and all notices, approvals or demands required or permitted to be given under this Agreement shall be sufficient if sent by certified or registered mail, postage prepaid, or if sent by courier or overnight delivery service, or via facsimile provided a confirming copy of such notice is sent via one of the foregoing methods,

             if addressed to AA:                 with a copy to:

             Director - Planning                 Corporate Secretary
             American Airlines, Inc.             American Airlines, Inc.
             4333 Amon Carter Blvd.              4333 Amon Carter Blvd., MD 5675
             MD 5494                             Ft. Worth, TX  76155
             Ft. Worth, TX  76155
             Fax: (817) 931-9325                 Fax: (817) 967-4313
             and if to Contractor, addressed to:  with a copy to:

             President and CEO                    Wexford Capital, LLC
             Chautauqua Airlines, Inc.            411 West Putnam Avenue
             Indianapolis Int'l Airport           Greenwich, CT  06830
             Suite #160                           Attention: President
             2500 South High School Road          Attention: General Counsel
             Indianapolis, IN 46241
             Fax # 317-484-4547                   Fax # 203-862-7312

             or to such other addresses as either party may hereafter specify by notice as provided herein.

        (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        (c) This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

        (d) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the Term, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid, and enforceable.

        (e) The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and court costs, in addition to any other recoveries allowed by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed by their proper officers thereunto duly authorized as of the day and year first above written.


CHAUTAUQUA AIRLINES, INC.                   AMR CORPORATION


By: /s/ Robert H. Cooper                    By: /s/ Charles D. MarLett
   -------------------------------             -------------------------------

Name: Robert H. Cooper                      Name: Charles D. MarLett

Title: EVP and CFO                          Title: Corporate Secretary
      ----------------------------                ----------------------------

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                           EXHIBIT A - FEEDER AIRPORTS

1.   ST. LOUIS FEEDER AIRPORTS AND SCHEDULING STANDARDS

     A. Subject to conditions specified elsewhere in the Agreement, Contractor will provide Feeder Air Service between AA designated Feeder Airports on the one hand, and the STL Hub on the other hand during and upon completion of the Fleet Plan phase-in.

     B. In scheduling Contractor operated aircraft, AA will not unduly require the use of more than one flight crew (pilots and flight attendants) per overnight ("RON"). In the event the marketing schedule does not provide the crew with "legal rest," Contractor shall either "stage" a replacement crew at the affected location or schedule the crew on a CDO. If a CDO or staged RON is required, AA shall reimburse Contractor its direct cost for such CDO or staged RON.

     C. AA shall designate which Approved Aircraft type will be operated to and from Feeder Airports and the STL Hub.

     D. AA shall schedule the Approved Aircraft to maintain average daily scheduled utilization within the minimum and maximum parameters noted on Schedules E-1a and E-1b.

     E. AA shall schedule the Approved Aircraft in an efficient manner at the Hub and Feeder Airports.

     F. AA shall have the discretion to change the frequency and deployment of Feeder Air Service Flights between the Hub and Feeder Airports provided reasonable notice, as defined in Section 2 below, is given to Contractor.

2.   ROUTE CHANGES

     A. AA shall have the discretion to redeploy Approved Aircraft from time to time given reasonable prior written notice is provided to the Contractor. For the purposes of this Section, reasonable notice shall mean:

          (1) Thirty (30) days to add or delete service to Feeder Airports that are Covered Locations or locations served by a third party American Connection provider.

          (2) Sixty (60) days to add Feeder Airports that are new Contractor Locations.

          (3) Sixty (60) days to delete Feeder Airports that are Contractor Locations.

          In the event AA requests Contractor to operate routes other than to or from the STL Hub, Contractor and AA shall meet to determine what, if any, changes are required to the STL cost model for the operation of such non-STL Hub Feeder Air Service Flights.

     B. Beginning on the Effective Date and continuing through December 31, 2001, AA shall have the discretion to redeploy Approved Aircraft from time to time without regard to the notice provisions noted above; PROVIDED, that during such period, AA shall give commercially reasonable notice to Contractor of such redeployment.

                                     *  *  *

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                     EXHIBIT B-1 -AMERICAN CONNECTION MARKS

1.   THE AMERICAN CONNECTION MARKS ARE:

     A. "American Connection," "American Connection," and AA's aircraft interior and exterior decor, colors, and logos. Such American Connection Marks may be retrieved by Contractor when granted access to AADAMS pursuant to Section 1.01(a) on or after the execution date of this Agreement. The American Connection Marks may be revised by AA from time to time.

     B. "AA" and "AA*", as appropriate as code to designate Feeder Air Service Flights in the OAG, airline and third party reservations systems, airport flight information displays, passenger tickets, and similar media.

     C.   The "AAdvantage" frequent traveler program for promotion and benefits.

     D. Any other American Connection Mark which AA from time to time may designate.

                                     *  *  *

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                             EXHIBIT B-2 - TWA MARKS

1.   THE TWA MARKS ARE:

     A. "Trans World Express," "TWE," "TWExpress," and TWA's aircraft interior and exterior decor, colors, and logos. Such TWA Marks are depicted in the logo sheet previously furnished by TWA to Contractor, and attached hereto, which may be revised by AA from time to time.

     B. "TW" and "TW*", as appropriate as code to designate Feeder Air Service Flights in the OAG, airline and third party reservations systems, airport flight information displays, passenger tickets, and similar media.

     C.   The "Aviators" frequent traveler program for promotion and benefits.

     D.   Any other TWA Mark which AA from time to time may designate.

                                     *  *  *

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                   EXHIBIT C - FLEET PLAN AND OTHER CONDITIONS

1.   FEEDER AIR SERVICE APPROVED AIRCRAFT

     A.   REGIONAL JET AIR TRANSPORTATION SERVICE

          (1) As directed by AA and subject to certain Labor Contract Restrictions, Contractor will utilize Embraer regional jet aircraft, types 145 and 140 (ERJ), configured in American Eagle specifications (including but not limited to airframe, powerplant, cabin interior, exterior trade dress, avionics, and the like). Each aircraft shall be equipped with cold galley, lavatory, and 3 crew personnel. Contractor may operate up to eight 145 LR version ERJs, subject to certain Labor Contract Restrictions, but all remaining aircraft shall be the 140 LR version. Both parties agree that the use of ERJ type 145 will require a separate schedule of Block Hour and passenger stipend charges.

          (2) Other regional jet and turbo-prop aircraft types may be used subject to AA's prior approval and corresponding amendment to this Agreement as appropriate.

          (3) In the event Contractor's operational performance for any month falls below target range as detailed in Exhibit J, upon commercially reasonable notice, AA may assign one or more Standard Marked Approved Aircraft as a spare aircraft to protect operations pursuant to this Agreement. However, the ratio of spare aircraft to scheduled aircraft shall never be less than 1:20 unless the parties otherwise agree. Approved Aircraft assigned as spares shall not be counted in utilization calculations used for Block Hour charge or Passenger Stipend determination. AA will compensate Contractor for spare Approved Aircraft in accordance with Exhibit E.

     B.   RIGHT OF FIRST REFUSAL

          (1) Should Contractor have aircraft in excess of its operational needs, Contractor will grant AA a right of first refusal to place such aircraft in service for AA. All terms and conditions contained in this Agreement shall apply to any service operated by Contractor on behalf of AA with such additional aircraft; PROVIDED that AA must exercise such right within 30 days of notification by Contractor.

          (2) Should AA require additional regional jets beyond the first 25 jets to fly under the American Connection Marks in revenue service at STL, AA will grant Contractor a right of first refusal to supply up to five ERJ type 140 aircraft, such aircraft to be operated under the applicable terms and conditions of this Agreement; PROVIDED that Contractor must exercise such right within 30 days of notification by AA.

2.   IN-SERVICE DATES / PHASE OUT DATES

          In-service and phase out dates shall be as indicated on Schedule C-1.

                                       44
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3.   AIRCRAFT INTERIOR AND EXTERIOR SPECIFICATIONS

          AA shall direct Contractor regarding the exterior trade dress and interior fabric and color selection process of all aircraft Contractor operates under this Agreement to ensure consistency with AA's or AE's product appearance.

4.   MAINTENANCE

     A. Contractor agrees to maintain the Firm Approved Aircraft fleet to the highest service non-mandatory bulletin/modification ("SB") status maintained on the other aircraft operated by Contractor. Contractor and AA agree to cause their maintenance personnel to meet at least once each calendar quarter, or more often at the request of AA, to review the SB status of the Firm Approved Aircraft fleet. In the event that Contractor determines a particular SB is not cost beneficial, AA may cause Contractor to perform the SB on the Firm Approved Aircraft under the following circumstances:

          (1) If AA performs an SB on its fleet and desires such SB to be performed on Contractor's Firm Approved Aircraft fleet when such SB is not already preformed or is not intended to be performed on any of the Contractor fleet, then:

               If AA provides a part or component to Contractor at no charge to Contractor, Contractor will provide, at no additional charge to AA, up to 100 man-hours per Firm Approved Aircraft of labor to comply with the SB. Any man-hours in excess of 100 shall be reimbursed by AA to Contractor at straight-time rates.

     B. During the Term, Contractor shall furnish to AA such information concerning the location, condition, use and operation of the Approved Aircraft as AA may reasonably request. Contractor shall permit any Person designated in writing by AA, at AA's expense, to visit and inspect (at any reasonable time, provided that such inspection shall not unreasonably interfere in any material respect with Contractor's business operations or operation or maintenance of the Approved Aircraft) the Approved Aircraft and the logs, manuals, records and other documentation maintained in connection therewith and, at AA's expense, to make copies of such records as AA may reasonably designate. AA shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection. Any such inspection of the Approved Aircraft shall be a visual, walk-around inspection which may include going on board the Approved Aircraft and shall not include opening any panels, bays, or the like; PROVIDED, that any such designee of AA shall be entitled to be present during any maintenance check of any Approved Aircraft at which any panels, bays or the like may be opened and shall have the right to inspect such items during such maintenance check. Upon written request from AA, Contractor shall provide AA with the anticipated dates of any scheduled major maintenance checks (including any "C", heavy "C" or "D" check) occurring within the six-month period following such request. Contractor shall promptly address any concerns of AA's Flight Operations, Ground Operations, Maintenance and Safety Departments.

     C. Contractor shall maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Approved Aircraft (and all parts and components thereof) in accordance with its FAA approved maintenance program, so as to keep each Approved Aircraft (and all parts and components thereof) in at least as good an

                                       45
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          operating condition as when delivered, ordinary wear and tear excepted, and within the acceptable limits of performance provided in the manufacturer's manuals.

                                     *  *  *

                                       46
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                 SCHEDULE C-1 - FLEET PLAN AND IN-SERVICE DATES

      At the STL Hub, Contractor has agreed to continue to operate the following in service ERJ-145 LR aircraft until the phase out dates listed (the ERJ-145 units are collectively referred to as "ORIGINAL APPROVED AIRCRAFT"), and to place the following 15 firm ERJ-140 LR units into service according to the following schedule (the ERJ-140 LR units are collectively referred to as "FIRM APPROVED AIRCRAFT"). Subject to the provisions set forth herein, at no time will Contractor operate more than 15 aircraft under the American Connection Marks.

      CONTRACTOR   MAKE/    IN-SERVICE        PHASE-OUT          TOTAL
         UNIT      MODEL       DATE             DATE             AA RJ
                                                                 UNITS
      ----------   ------   ----------   --------------------   --------
         145-01    145 LR        NA      F-08 in service date       1

         145-02    145 LR        NA      F-09 in service date       2

         145-03    145 LR        NA      F-10 in service date       3

         145-04    145 LR        NA      F-11 in service date       4

         145-05    145 LR        NA      F-12 in service date       5

         145-06    145 LR        NA      F-13 in service date       6

         145-07    145 LR        NA      F-14 in service date       7

         145-08    145 LR        NA      F-15 in service date       8

          F-01     140 LR      Nov-01                               9

          F-02     140 LR      Nov-01                               10

          F-03     140 LR      Dec-01                               11

          F-04     140 LR      Dec-01                               12

          F-05     140 LR      Dec-01                               13

          F-06     140 LR      Dec-01                               14

          F-07     140 LR      Jan-02                               15

          F-08     140 LR      Mar-02                               15

          F-09     140 LR      Mar-02                               15

          F-10     140 LR      Apr-02                               15

          F-11     140 LR      Jun-02                               15

          F-12     140 LR       [*]                                 15

          F-13     140 LR       [*]                                 15

          F-14     140 LR       [*]                                 15

          F-15     140 LR       [*]                                 15

Note: For the purposes of Section 1.02, specific "in-service" date shall be confirmed to AA by Contractor not less than 90 days prior to the scheduled date of delivery.

      Additional Approved Aircraft may be added to the Fleet Plan by mutual written agreement between the parties and under the same terms and conditions stated herein.

      Contractor may, at its discretion, substitute 140 LR version ERJs for up to eight 145 LR version ERJs, upon notice delivered 30 days prior to the respective 145 LR version ERJ in-service dates set forth above.

                                       47

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                        EXHIBIT D - STANDARDS OF SERVICE

1.   CUSTOMER SERVICE

     Contractor will perform all customer-related services in a professional, businesslike, and courteous manner.

     A. In order to ensure a high level of customer satisfaction, Contractor agrees that it will train or cause to be trained to proficiency, all Contractor customer service employees associated with Contractor's American Connection Services.

     B. Contractor will establish and maintain customer handling procedures and policies which conform with Customer Service Policies and Procedures or other such documentation as AA may from time to time adopt, to the extent that such procedures and policies are appropriate for an American Connection operation.

          Further, Contractor will establish, maintain, and enforce employee conduct, appearance and training standards and policies which are similar to those utilized by AA.

     C. Contractor agrees to participate in any and all special training or other programs that AA provides for its customer service employees. Contractor may elect to accomplish such training through the use of a "Train the Trainer" concept, if permitted by AA.

     D. Upon the request of either party, Contractor and AA will meet to discuss and review Contractor's customer handling procedures and policies and Contractor's employee conduct, appearance, and training standards and policies to ensure compliance with this Exhibit D.

     E. Contractor shall resolve all customer complaints in accordance with AA's Customer Service Policies and Procedures and will forward all customer complaints to AA's Customer Relations Department to ensure timely resolution of all customer concerns associated with the American Connection Services provided by Contractor.

2.   IN-FLIGHT SERVICE PRODUCT AND DELIVERY

     Contractor shall cater flights as directed by AA. Contractor shall coordinate with AA's (or its Affiliate's) In-flight Services Department to ensure consistency and quality of Contractor's in-flight service product, including but not limited to non-safety related functions such as inflight marketing announcements, meal and beverage presentation and delivery, provisioning and usage of passenger amenity kits, and the like. Contractor shall implement suggestions made by AA's (or its Affiliate's) In-flight Services Department if such suggestions can be implemented without additional cost to Contractor. AA shall assist Contractor in obtaining commissary items (beverages and complimentary foodstuffs) at AA's actual cost, I.E. on a pass-through basis. If meal service is required by AA, Contractor shall pass the additional cost through to AA.

     Contractor will coordinate with AA to ensure consistency with AA's product delivery, including but not limited to AA logo napkins, stir rods, cups and the like. AA shall provide such amenities at no charge to Contractor.

                                       48
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3.   REPRESENTATION AND PRESENTATION OF THE AA BRAND

     A material failure to represent the AA brand to the same extent as other users of the AA brand, including AE and other American Connection carriers as reasonably specified by AA in writing and uniformly applied to all users of the AA brand, including AE and other American Connection carriers, will be deemed cause for termination of this Agreement as provided in Section 7.02, provided that such failure is noted in two consecutive audits.

                                     *  *  *

                                       49
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                           EXHIBIT E - CHARGES PAYABLE

1.   CHARGES PAYABLE BY AA

     A.   BLOCK HOUR CHARGE

          (1) AA shall pay Contractor a fixed fee per actual Block Hour flown in revenue service. The Block Hour rate is based upon Contractor's fixed costs and will vary based upon the number of scheduled Block Hours on an average daily basis for each Approved Aircraft fleet (see Schedules E-1a and E-1b for ERJ-145 and ERJ-140 respectively). Contractor will bear all product reliability and operating cost risk unless otherwise stated herein. The rate per Block Hour shall be adjusted only in conjunction with schedule changes that affect the scheduled Block Hour utilization subject to a minimum payment calculated on the basis of [*] per day, regardless of whether the Approved Aircraft are scheduled for such number of Block Hours per day.

          (2) For the avoidance of doubt, AA will schedule the Firm Approved Aircraft for a minimum daily utilization of [*] per day on average. For example, in the event that AA schedules the Firm Approved Aircraft for an average of [*] but Contractor actually flies only [*] Contractor shall be paid for [*] at the Block Hour rate corresponding to [*]

          (3) Provided the Effective Date is prior to December 1, 2001, beginning on the Effective Date and continuing through December 31, 2001, the Block Hour rate reflected in Schedule E-1a and Schedule E-1b shall be reduced by five percent (5%).

          (4) Provided the Effective Date is prior to March 31, 2002, effective January 1, 2002 through March 31, 2002, the Block Hour rate reflected in Schedule E-1a and Schedule E-1b shall be reduced by two and one half percent (2.5%).

          (5) Certain components of the Block Hour cost shall be subject to periodic adjustment based upon Section C below.

     B.   PASSENGER STIPEND

          (1) AA shall pay Contractor a passenger stipend for each Revenue Passenger carried onboard Contractor's aircraft. The applicable amount of passenger stipend is detailed in Schedules E-1a and E-1b.

          (2) Provided the Effective Date is prior to March 31, 2002, beginning on the Effective Date and continuing through June 30, 2002, AA shall not pay any passenger stipend with respect to Revenue Passengers carried onboard any ERJ.

     C.   ADJUSTMENTS TO CHARGES

          In addition to the Block Hour charge and passenger stipend, AA agrees to pay Contractor the following items:

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          (1)  AA agrees to reimburse Contractor for certain Pass Through Costs fully or partially excluded from the Block Hour charge or passenger stipend. These Pass Through Costs and their associated rules of application are listed in Schedule E-3(1)(I).

          (2) AA agrees to reimburse Contractor for all third party vendor charges incurred in providing Feeder Air Services at a Covered Location. Contractor should contract such services when necessary, pay the vendor directly, and then submit charges to AA as Other Pass Through Costs as described in Schedule E-3(1)(I).

          (3) AA agrees to reimburse Contractor for de-icing services provided by vendors at all locations. Contractor should contract such services when necessary, pay the vendor directly, and then submit charges to AA as Other Pass Through Costs as described in Schedule E-3(1)(I).

          (4) AA agrees to reimburse Contractor for de-icing fluid provided by AA maintenance at the Hub for purposes of on-gate de-icing of Approved Aircraft. Contractor should pay AA maintenance directly for such fluid, and then submit charges back to AA as Other Pass Through Costs as described in Schedule E-3(1)(I).

          (5) The Block Hour charge contemplates Contractor performing Passenger Handling and Ground Handling Duties for [*] That number will be adjusted for actual deployment by use of CLDR (or Contractor Location Departure Ratio) as defined herein. "CLDR" means the number of scheduled, weekday Feeder Air Service regional jet departures handled by Contractor, divided by the total number of scheduled weekday Feeder Air Service regional jet departures operated by Contractor. AA shall recompute the CLDR based upon the current marketing schedule then in effect. The computation of CLDR shall be made at the beginning of each calendar quarter when the total regional jet fleet count is less than 20 units and semi-annually (January 1 and July 1) when the total regional jet fleet count is 20 units or more. For purposes of Contractor cost reimbursement, the following calculations shall be performed on a monthly basis and AA agrees to reimburse Contractor the amount generated by such calculation:

                     [*]

                     NOTE: The [*] departure cost (the "RJ TURN FEE") is based upon April 2000 economics and is subject to the Escalation Percent (see Schedule E-4) beginning April 1, 2002.

          (6) If, during any calendar quarter, the level of Uncontrollable Cancellations incurred by Contractor is more than [*] of scheduled Block Hours, then AA shall pay to Contractor an amount determined in accordance with the following formula:

               [*]

                     where

               [*]

                                       51

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                     [*]

          (7) Contractor shall receive for each designated spare Standard Marked Approved Aircraft the following:

               a) Fleet average Firm Approved Aircraft lease expense, up to $117,000 per ERJ 140 aircraft per calendar month
               b)    Fleet average Firm Approved Aircraft hull insurance
               c)    Fleet average Firm Approved Aircraft property tax
               d)    Fleet average Firm Approved Aircraft war risk insurance

               Spare compensation shall be on a monthly basis prorated by aircraft day. Payments for the assignment of spare Approved Aircraft shall be made in accordance with Exhibit F.

2.   CHARGES PAYABLE BY CONTRACTOR

     A.   AA GROUND AND PASSENGER SUPPORT SERVICES TRAINING

          Contractor will provide, at no cost to AA, all necessary training to enable AA, and/or its Affiliate(s) to fulfill its obligations under any ground handling agreements.

     B.   AUTOMATION

          1. Contractor shall pay all automation maintenance costs in the Feeder Cities and Hub, as appropriate.

          2. Contractor shall pay all communications charges associated with the transmission and reception of ACARS data.

     C.   UNANTICIPATED COSTS

          Any costs incurred by Contractor in conjunction with Contractor's American Connection Services shall remain the responsibility of Contractor unless expressly subject to payment by AA as provided elsewhere in this Agreement.

     D.   OTHER CHARGES INCURRED

          1. Contractor agrees to pay AA for all costs or expenses, including fines and penalties ("COSTS") imposed on AA directly arising out of Contractor's failure to comply with AA's Customer Service Policies and Procedures with regard to the ticketing and boarding of any passenger for American Connection Services or any other passenger connecting to transportation services offered by AA, including but not limited to Costs arising out of Contractor's failure to verify travel documents or under collection or under remittance of fares, Taxes, PFC's, security surcharges or the like, except to the extent Contractor's non-compliance is due to the failure of AA to comply with any such applicable law, rule, regulation, or procedure.

          2. Any services, if requested by Contractor and performed by AA, that are not otherwise identified in this Agreement shall be at [*] of Mutual Assistance Ground Service Agreement ("MAGSA") rates.

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3.   SHARED COSTS

     AA and Contractor agree to share the following costs on an equal (50/50) basis:

     A.   Ongoing SABRE automation equipment cost
     B. Installation of initial SABRE automation equipment at Contractor locations

     AA will purchase and install equipment, then bill Contractor fifty percent (50%) of such cost. AA will retain all rights to the equipment. In the event of a Covered Conversion, AA will reimburse Contractor's expenses for the initial purchase and installation.

4.   HUB RELOCATION

     In the event AA requires Contractor to relocate to different facilities at the Hub other than Concourse B, AA and Contractor shall modify the cost model to reflect any changes as a direct result of the relocation proportionately.

                                     *  *  *

                               SCHEDULE E-1a - [*]

                                       [*]

                                       54

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                               SCHEDULE E-1b - [*]

                                       [*]

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                      SCHEDULE E-2 - INTENTIONALLY OMITTED


                      (SCHEDULE E-2 INTENTIONALLY OMITTED.)


                                     *  *  *

                        SCHEDULE E-3 - PASS THROUGH COSTS


1. The following cost groups shall be reconciled on a monthly basis, with the cost difference passed through to either AA or Contractor. The difference between the direct cost to Contractor and the cost assumed in the pricing model shall be reconciled monthly by Contractor and such reconciled difference shall be either reimbursed to Contractor (under payment) or credited to AA (over payment). The settlement date for all Pass Through Costs shall be made in accordance with the terms set forth in Exhibit F. AA reserves the right to audit Contractor's Pass Through Costs.

     A. Fuel (into-plane) - The Block Hour charge assumes a gross (into-plane including taxes and servicing) fuel price of [*] of Jet A fuel. To the extent that Contractor's actual fuel costs per gallon deviate from this amount, the difference, multiplied by the actual number of Jet A fuel gallons consumed by Contractor's Feeder Air Service Flights, shall either be reimbursed to Contractor or credited to AA.

     B. Landing Fees - The Block Hour charge assumes a gross landing fee (per 1,000 lbs. of maximum aircraft landing weight) [*] To the extent that actual landing fees paid by Contractor deviate from this amount, the difference, multiplied by the actual amount of landing weight for Contractor's Feeder Air Service Flights, shall either be reimbursed to Contractor or credited to AA.

     C. Passenger Liability Insurance - The Block Hour charge assumes an insurance cost of [*] per 1,000 RPMs. Each year, on the anniversary date of Contractor's policy, the rate shall adjust up or down [*]. To the extent that the insurance cost for Passenger Liability Insurance paid to Contractor by AA deviates from the New PLI Calculated Rate, the difference, multiplied by the actual number of RPMs (000) associated with Contractor's Feeder Air Service Flights shall be either reimbursed to Contractor or credited to AA. Alternatively, AA, at its sole discretion, may elect to offer Contractor Passenger Liability Insurance coverage for its Feeder Air Service operations with terms and conditions to be mutually agreed to by the parties.

     D. Aircraft Hull Insurance - The Block Hour charge assumes a cost of [*] of Aircraft Hull value. Each year, on the anniversary date of Contractor's policy, the rate shall adjust up or down [*]. To the extent that the insurance cost for Aircraft Hull Insurance paid to Contractor by AA deviates from the New AHI Calculated Rate, the difference, multiplied by the actual Hull values divided by $100, associated with Contractor's Feeder Air Service Flights shall be either be reimbursed to Contractor or credited to AA. Alternatively, AA, at its sole discretion, may elect to offer Aircraft Hull Insurance coverage for its Feeder Air Service operations with terms and conditions to be mutually agreed to by the parties.

     E. War Risk Insurance - War risk and allied perils insurance, including any surcharges paid to commercial insurance companies and premiums paid to governmental agencies.

     F. Aircraft Property Taxes - The Block Hour charge assumes a property Tax of [*] of assessed aircraft property value. To the extent that the actual property Tax ratio paid by Contractor deviates from this amount, the difference, multiplied by the actual assessed aircraft property value, shall either be reimbursed to Contractor or credited to AA.

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     G.   De-Icing Services - The Block Hour charge does not include any expenses related to the cost of de-icing aircraft. Contractor shall pay for these services when required to do so and shall submit the direct cost of these services back to AA for reimbursement. AA shall reimburse Contractor for its actual cost of de-icing associated with Contractor's Feeder Air Service Flights.

     H. International Service Fees - The Block Hour charge does not include any cost associated with NAV-CANADA, customs clearance, or other service fees associated with operating service to non - US destination points. To the extent that Contractor incurs such costs in providing Feeder Air Service, AA agrees to reimburse Contractor its actual costs incurred.

     I. In-Flight Meals - The Block Hour charge does not include any expenses associated with meal service provided by Contractor on longer flights furnished in accordance with AA dining standards and directives. To the extent that Contractor incurs such costs in providing these meal services, AA agrees to reimburse Contractor its actual costs incurred.

     J. Other Pass Through Costs - AA agrees to reimburse Contractor for certain costs directly related to Contractor's Feeder Air Services and costs associated with vendor services at Covered Locations as set forth in Section 2.05.

     K.   Aircraft Ownership Costs

          (1)      [*]

          (2)      [*]

          (3)      [*]

          (4)      [*]

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                        SCHEDULE E-4 - ESCALATION PERCENT

The escalation percent as computed below (the "ESCALATION PERCENT" or "EP") shall be applied to the Block Hour rates and Revenue Passenger stipend rates in Schedules E-1a and E-1b. The first escalation adjustment shall be made effective April 1, 2002, and shall be computed based upon the change (expressed as a percent) from the March 2000 CPI index of 171.2. Thereafter, the escalation adjustment shall be made effective April 1 of each subsequent year and shall be computed based upon the published report of CPI released during the immediately preceding March. The escalation adjustment shall be used to adjust the rates for the fiscal year beginning that April 1st by applying the EP to the rates in effect for the prior year. However, in no event shall any EP adjustment for any single year exceed [*] The Escalation Percent shall be computed as follows:

     [*]

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     EXHIBIT F - ACCOUNTING PROCEDURES

The following accounting procedures reflect the understanding between AA and Contractor regarding various accounting, reporting and settlement procedures. These procedures are based on Contractor using AA stock, and each Contractor-operated AA ticketing location ("CONTRACTOR TICKETING LOCATION") operating as if it were an AA-operated AA ticketing location.

1.   SALES REPORTING AND CASH TRANSFER

     A. Each Contractor Ticketing Location will be automated with AA's ATAC, and Contractor agrees to adhere to the same ticketing procedures, ticket reporting and cash remittance timing as required of a Covered Location, including:

          (1) Reporting of auditor coupons and other sale documents daily to AA's ticket lift processing facility in Juarez, Mexico.

          (2) Depositing cash and check sales the next business day into the local AA depository bank. These funds will be withdrawn automatically from the local depository bank (on the second business day following the day of the sale) by AA's central depository bank through utilization of the Bank Automated Clearing House system.

     B. AA and Contractor have agreed to establish the local depository bank accounts as AA accounts managed and overseen by AA.

     C. All sales by Contractor will be subject to the same sales audits, to be conducted at such times as AA may elect, as may be performed by AA on sales reports for any AA staffed location. The audit will include establishing discrepancy notices ("DISCREPANCY NOTICES") for ticketing errors, cash under collections or shortages, and unreported sales which have been determined to be the fault of Contractor. Contractor will be charged for these errors (up to the amount of any actual expense incurred by AA) in the same manner AA charges any AA staffed location, if not corrected, except as provided in Section 4.B of this Exhibit, within 90 days after the Discrepancy Notice is established.

     D. Sales will include those made using the same credit cards accepted by AA. The sale amount will be billed directly to the credit card companies for billing to their cardholders via AA's Advance Credit Billing System programs through ATAC.

     E. Contractor will be responsible for and will indemnify, hold harmless and reimburse/pay AA the tariff value of, any transportation furnished by AA or other carriers on AA ticket stock lost, stolen or fraudulently issued after delivery of the same to Contractor, up to the date that such ticket stock is blacklisted. Blacklisted ticket stock accepted by Contractor employees for transportation shall be subject to full reimbursement by Contractor to AA.

2.   REFUNDS

     A. Contractor shall be responsible for and shall indemnify, hold harmless and reimburse/pay AA the tariff value of, any transportation refunded by AA or other carriers on AA ticket stock lost, stolen or fraudulently issued after delivery of the same to Contractor, up to the date that such ticket stock is blacklisted. Blacklisted ticket stock accepted by Contractor employees for refund shall be subject to full reimbursement by Contractor to AA, if the refund applied to AA.

     B. Refunds made by Contractor are subject to audit and a Discrepancy Notice will be established for any over refunds issued at the error of Contractor. The original Discrepancy Notice will be sent to the issuing location with a copy to Contractor central accounting within 45 days of the issued refund. If the discrepancy is not corrected, Contractor will be charged 90 days after the Discrepancy Notice is established.

     C. Contractor shall adhere to AA's procedures pertaining to the flow of refund documents (unused coupons, lost ticket applications, and the like). AA will provide such procedures to Contractor in writing.

     D. Applications for refunds of lost AA tickets will follow standard AA procedures, including but not limited to collection and payment to AA by Contractor of the applicable AA lost ticket charge.

     E. For consumer adjustments, denied boarding, Baggage Claims or involuntary refunds pertaining to Contractor flights (collectively "CONSUMER ADJUSTMENTS"), Contractor shall be authorized to issue appropriate settlement documents as AA may direct and authorize from time to time, and in accordance with AA's policies and procedures pursuant to Section 2.06(d).

     F. Monthly compensation due Contractor for any designated spare Standard Marked Approved Aircraft shall be added to the total Block Hour charge paid in accordance with section B above.

3.   INTERLINE SETTLEMENTS AND WIRE TRANSFERS

     A. Except as otherwise provided for herein, AA and Contractor agree to settle all interline transactions using the rules prescribed in the ACH Manual of Procedure and any other applicable industry procedures.

     B. AA shall pay Contractor for Feeder Air Services, via wire transfer, according to the provisions set forth below:

          (1) AA shall estimate Contractor monthly payment based upon the published flight schedule and shall pay Contractor [*] of the estimated Block Hour charges in the following installments:

               (a) On the 5th day of the month, or the next business day, AA shall pay Contractor [*] of the estimated Block Hour charge for the current month;

               (b) On the 10th day, or the next business day, AA shall pay Contractor [*] of the estimated Block Hour charge for the current month; and

               (c) On the 25th day, or the next business day AA shall pay Contractor [*] of the estimated Block Hour charge for the current month, plus the reconciliation of the prior month's Block Hours charges and prior month's passenger stipend, as detailed below, plus any amounts due

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                    Contractor for Freight and Small Package shipments under
                    Section 6 of Exhibit F below.

               AA may offset amounts due AA by Contractor against the prior month's reconciled amount identified in Section 1.C above.

     C. AA shall perform all revenue accounting functions for passenger revenue to the same degree as it would for any AA station, within the limits of AA's automation systems. Contractor may audit AA's procedures at any time upon reasonable notice.

     D. Within 60 days of the conclusion of a performance period as specified in Exhibit J, AA and Contractor will settle as appropriate under Exhibit J, based upon Contractor's performance and amount of bonus or penalty incurred. AA and Contractor will be jointly responsible for determining the payment to be made or any penalty to be credited to AA.

     E. Ticket Stock, AATVs, and the like will be payable by Contractor, and Contractor shall at all times be responsible for all accountable items, including but not limited to AATVs, ticket stock, and the like. There shall be no charge for proper use of AATVs for DBC.

     F.-N.[INTENTIONALLY OMITTED]

     O.   BAGGAGE SETTLEMENTS

          Contractor shall handle all baggage related matters in accordance with AA's procedures, as may be amended from time to time. [*] Baggage Claims involving Connecting Passengers in which the cause or blame cannot be determined shall be [*]

4.   FURTHER DEDUCTIONS FROM INTERLINE SETTLEMENTS / WIRE TRANSFERS

     A.   [INTENTIONALLY OMITTED].

     B. AA will deduct from its payment under Section 3.B above to Contractor any Discrepancy Notices issued to Contractor Locations which have not been paid or cleared within ninety (90) days from date of issuance. If Contractor, after making a good faith effort to collect, cannot do so because of the age of the item at the time the discrepancy was established, AA will consider adjusting the deduction, but is not obligated to do so.

     C. AA, in the exercise of its sole discretion, may elect to deduct from AA's payment to Contractor under Section 3.B above those charges to Contractor outlined in Exhibit E of this Agreement, or any other amounts or charges payable to AA by Contractor pursuant to this Agreement, or otherwise as may be authorized by Contractor, including Performance Penalties under Exhibit J(2)(C).

     D. In lieu of Section 4.C above, AA, may invoice Contractor through the ACH for passenger billings, non-transportation or any other charges payable to AA.

5.   CREDIT TRANSACTIONS

     A. AA authorization and form of payment procedures will be followed for acceptance of credit cards and checks.

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6.   SMALL PACKAGE, FREIGHT, AND MAIL

     A. Exhibit H sets forth the applicable procedures and revenue split for the carriage of Shipments and Mail, as those terms are defined in Exhibit H. Contractor shall use only AA documents for Shipments.

          (1) Contractor will report all Shipment transactions in accordance with AA's procedures.

          (2) Billing discrepancies detected at the time of an audit by AA will be handled consistent with Section 1 of this Exhibit F above.

7.   AUDIT AND SECURITY MATTERS

     A. Contractor shall permit AA to examine Contractor Ticketing Locations to the same extent any AA staffed location is audited internally.

     B. Security reviews will be conducted as required by AA's Security Department.

     C. Contractor will follow AA policy and procedures for security of ticket stock, undeposited cash, and the like, copies of which shall be furnished to Contractor upon request.

     D. Contractor will observe all sine table security and other computer security measures that AA adopts for its own airport and sales functions.

8.   AA ACCOUNTS

     A. AA shall maintain such books of accounts and records as shall be necessary to perform the foregoing accounting and settlement services, which books of accounts and records will be available at all reasonable times upon reasonable prior notice for inspection by Contractor or its designated representatives.

     B. AA will use the same degree of care and will apply the same standards and safeguards for the accounting and settlement services provided hereunder as AA uses for its own accounting services.

                                     *  *  *

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                    EXHIBIT G - DIVISION OF PASSENGER REVENUE

          All  passenger revenues shall accrue to the benefit of AA.

                                     *  *  *

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                   EXHIBIT H - SMALL PACKAGE, FREIGHT AND MAIL

1. If requested by AA, Contractor will provide services under the terms of this Exhibit H. This Exhibit H sets forth the terms which will govern the transport of small packages ("Priority Parcel Service") and general air freight ("ExpressAAir" and all other products), but not mail (herein collectively referred to as "SHIPMENTS") carried from origin to destination in part on AA (or Affiliate, including third-party American Connection carriers) and in part, or entirely, on Contractor's Feeder Air Services. Shipments shall be as defined in AA's tariffs, as published in the ATPCO Official Local Cargo Rate Tariff (the "AA TARIFFS") for Domestic shipments and the TACT for International shipments. This Exhibit H also sets forth the terms which will govern the carriage of mail, when carried by Contractor at AA's request. Mail shall be defined as all items offered by the USPS for carriage on flights operated by AA, Contractor or both ("MAIL"). AA reserves the right to determine and amend procedures to be used by Contractor with respect to the provision of services associated with Shipments and Mail.

2. All Shipments shall be transferred between AA and Contractor at the designated transfer city as shown on the airbill of each Shipment. However, general air freight shall be originated only at AA cargo staffed stations. Freight originating from AA cargo or routed to a Contractor American Connection flight at the Hub may be accepted for carriage. Contractor shall not carry hazardous materials, as that term is defined by federal aviation regulations and/or the DOT, with the exception of Dry Ice, Class 9 (if permitted by Contractor's approved FAA operations manual).

3. The procedures which govern the interline transfer of Shipments between Contractor and AA, as described in this Exhibit H, shall be those set forth in the AA Tariffs as are in effect from time to time; PROVIDED that to the extent that any such procedures are inconsistent with the terms of this Agreement, this Agreement shall govern. Contractor agrees to adopt the AA Tariffs as from time to time are in effect.

4. AA will include Contractor's Feeder Air Service markets in ATPCO filings/tariffs at no charge to Contractor. Contractor shall neither publish nor provide rates or services to any customer or company independent of AA Cargo's tariffs for any AA Cargo product.

5. Contractor will handle small packages, freight, and Mail as directed by AA, and all such small packages, freight, and Mail revenues shall accrue to the benefit of AA. Except as otherwise provided in this Exhibit H, any additional small package or freight related costs incurred beyond those costs incurred in the provision of passenger and Mail services pursuant to this Agreement, as a result of the direction by AA for Contractor to handle such small packages and freight, will be borne by AA.

6. From time to time Contractor shall permit AA to inspect Contractor's cargo operations, including Contractor policies and procedures for the handling of cargo; PROVIDED however that any inspection of Contractor operations shall be conducted by AA so as to minimize any disruption to Contractor. Contractor shall promptly address all reasonable concerns of AA noted during such inspection, to AA's satisfaction.

7. Contractor agrees to adopt and implement, in accordance with AA's policies and procedures and at AA's cost, any automation (to the extent that the cost/benefit of such automation allows Contractor's to continue its cargo operations) required by any regulatory authority in connection with the security, tracking and accounting functions of handling and transporting small package shipments by air. Contractor shall comply with AA's reasonable request of Contractor to implement new automation/technology that is not required by regulation at AA's cost. For any

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

     new automation functions, AA will provide training to Contractor training instructors per Section 10.02(b).

8. AA (or at AA's discretion, an Affiliate) will provide cargo training to Contractor employees requiring such training on a space available basis at no cost to Contractor. However, Contractor will pay the cost of its employee travel and expenses while attending such training.

     A. Each Contractor station manager shall receive approved AA cargo training.

     B. Each Contractor employee who bills, handles or processes small packages shall receive approved AA cargo training.

     C. If, in AA's sole discretion, Contractor experiences cargo service failures, AA will so advise Contractor in writing. Within thirty (30) days thereafter, Contractor shall discuss the situation with AA and commence corrective action.

9 The provisions of Sections 6, 7, and 8 of this Exhibit H shall equally apply to the carriage of Mail. However, Contractor bears the responsibility of obtaining any training that is provided or required by the USPS for the carriage of mail.

10.  All revenues for Mail shall accrue to AA.

11. Contractor's compliance with the terms applying to the carriage of Mail in this Schedule H shall be at no additional cost to AA.

12. Contractor shall not be responsible for service failures in the carriage of Mail provided that identifiable service failure issues are promptly addressed to prevent future failures.

13. Mail shall be handled and carried by Contractor (or an AA approved subcontractor) at no additional charge to AA. Contractor will arrange all necessary staffing and ground handling to pickup Mail from the origin airport Mail facility and ensure such Mail is loaded on its flights. Mail scheduled for delivery to the Mail facility at a destination of a flight operated by the Contractor shall be delivered by the Contractor or its subcontractor to the designated facility. Contractor shall also be responsible to transfer Mail arriving on one of its flights to another Contractor flight, third party American Connection operator, AE, or AA, when the USPS has designated such a flight routing on the destination and routing label affixed to the Mail container(s). At the STL Hub, such transfer shall occur at a mutually agreeable Mail exchange point.

14. Contractor agrees to comply with all personnel screening requirements set forth by the USPS, and all other provisions of the USPS Air System Contract for transportation of Mail by air. The USPS Air System Contract shall be made available by AA to Contractor in the event Contractor is not already a signatory to the USPS offering. Contractor understands that any of its subcontractors who are engaged in mail handling as any part of their duties must comply with USPS personnel screening requirements in order to become and remain eligible subcontractors for mail handling services.

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                EXHIBIT I - AMERICAN CONNECTION SAFETY STANDARDS

1. Contractor shall comply with all applicable safety, operational, maintenance, and personnel standards. These shall include all applicable Federal Aviation Regulations; all DOD, DOT regulations; any appropriate directives from the NTSB and all special regulatory mandates, such as advisory circulars. Contractor shall coordinate with AA to ensure that Contractor's compliance with such initiatives is not inconsistent with AA's compliance (E.G. timing of placing defibrillators on board aircraft and associated training).

2. AA is entitled to audit all relevant aspects of Contractor's operations and facilities, including safety, flight operations, maintenance, cargo and ground operations. These audits shall be of reasonable length, and shall be in sufficient depth and detail to permit AA's auditors to properly certify Contractor's safety and compliance with all applicable regulations. AA shall notify Contractor of an intended audit with reasonable notice of the audit dates. The audit shall not unreasonably disrupt Contractor's operations.

3. AA and Contractor agree to fully comply with all provisions of the Family Assistance Act of 1996 and any amendments thereto. AA and Contractor shall maintain and file with the NTSB and DOT required plans which are fully compliant with the provisions of the Act. Copies of these plans shall be exchanged for effective planning purposes.

4. Within a reasonable time following the execution of this Agreement, AA and Contractor shall meet to set forth, at AA's direction, each party's role, responsibilities, and obligations in the event of an aviation disaster and the activation of each carrier's family assistance plan. Both parties shall accomplish all training and preparation necessary for their respective full and complete compliance with every requirement under the Family Assistance Act and for the coordinated response to a disaster involving either party, as determined by AA.

                                     *  *  *

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           EXHIBIT J - PERFORMANCE STANDARDS, INCENTIVES AND PENALTIES

     Pursuant to Article 1.02 (c) of this Agreement, both parties recognize the importance of maintaining the highest level of product delivery and customer satisfaction. Accordingly, Contractor agrees to adhere to the performance standards outlined in this Exhibit J.

1.   PERFORMANCE STANDARDS

     Contractor agrees to use its best efforts to meet the target range standards of completion, on-time performance, customer service performance (complaints), and baggage delivery during each month of the Term of this Agreement, as indicated in the following table:

        SERVICE CATEGORY             [*]          [*]           [*]           [*]
     -----------------------------------------------------------------------------
     Completion Factor               [*]          [*]           [*]           [*]

     On-Time Arrivals                [*]          [*]           [*]           [*]

     Corporate Complaint Ratio       [*]          [*]           [*]           [*]

     PAWOB Ratio                     [*]          [*]           [*]           [*]

     The above service categories shall be measured according to DOT definitions and rules unless otherwise agreed by AA and Contractor. Contractor shall make available to AA its statistics within 15 days of the close of each calendar month and in accordance with Exhibit K of this Agreement. AA may periodically audit Contractor statistics for accuracy and compliance to definitions.

     Contractor shall be held accountable to the PAWOB ratio performance standards to the extent Contractor performs Ground Handling Duties at the Hub.

     The parties agree to review performance status upon delivery of the 15th regional jet aircraft (as delineated in Exhibit C) to Contractor. Contractor agrees to negotiate in good faith other performance criteria that AA may request.

2.   INCENTIVES/PENALTIES

     A.   BONUS LEVEL

          In the event that Contractor meets the bonus level for any performance category on average for a Performance Period, AA shall pay to Contractor an amount equal to [*] per Revenue Passenger boarded during the Performance Period for each performance category met or exceeded, up to a maximum bonus of [*] enplaned Revenue Passenger.

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     B.   TARGET RANGE

          Should Contractor fall within the target range levels for any performance category on average for a Performance Period, there shall be no payment due to/from Contractor for the performance category measured.

     C.   PENALTY LEVEL

          In the event that Contractor falls within or below the penalty level for any performance category for a Performance Period, then Contractor shall pay to AA a penalty of [*] per Revenue Passenger enplaned during the Performance Period for each performance category within the penalty level range on average for the Performance Period, for a maximum penalty of [*] per Revenue Passenger enplaned. Mitigating Factors shall be taken into account for the purposes of assessing penalties pursuant to this Exhibit J, Section 2.C.

     D.   DEFAULT LEVEL

          In the event that Contractor fails to achieve a level of performance above the lesser of (i) the default level, or (ii) [*] In the event that Contractor fails to meet the milestones of such approved plan, then AA may terminate this Agreement pursuant to Section 7.02(c).

          For each Performance Period in which Contractor's performance falls within the Default Level provided in the chart above in any category, [*]

     E.   MEASUREMENT AND PAYMENT PARAMETERS

          (1) Measurement of the service categories shall be made on a semi-annual basis, from January 1 - June 30, and from July 1 - December 31.

          (2) The first Performance Period measured shall be January - July 2002, and thereafter all Performance Periods shall follow regularly.

          (3) AA and Contractor shall measure Contractor's monthly and semi-annual performance based upon the most recent information pursuant to the provision of reports in Exhibit K of this Agreement. Contractor and AA shall jointly share responsibility for performance measurement and calculation of incentive or penalty. Verification of performance shall be accomplished within 25 days following the end of every month and semi-annual Performance Period as appropriate, unless otherwise agreed to by the parties.

          (4) Contractor shall be eligible to receive the bonus payment from AA, or required to make its penalty payment to AA, within 60 days of the conclusion of the end of each Performance Period. All payments will be made by wire transfer between the parties.

                               EXHIBIT K - REPORTS

1. BOARDING INFORMATION. Information reports containing data covering boarding and other information agreed to by the parties for Contractor's operations hereunder will be produced

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     from the close-out entries and provided by AA to Contractor, on a monthly basis as soon as available.

2. QUARTERLY COST DATA. Contractor will furnish to AA in a Microsoft Excel(R) spreadsheet format, within forty-five (45) days after the end of each quarter, the following reports: DOT Form 41 Schedule P-1.2 (Statement of Operations) and P-5.2 (Aircraft Operating Expenses by type). Contractor agrees to provide this information to AA regardless of its obligation to report to the DOT.

3. DAILY / MONTHLY OPERATIONS. Each day Contractor will furnish to AA (Attention: Director - Planning) daily operating reports for the preceding day which will include the number of revenue passengers boarded; the number of denied boardings, in both raw numbers and percentage terms (using a base of 1,000 passenger boardings); the number of scheduled flight departures; the number and percentage (compared to schedule) of actual flight departures; the reason for each flight cancellation; number of flight departures on time within five minutes; percentage of On-Time Arrivals in accordance with a format to be provided by AA or other mutually agreed upon format. The foregoing flight departure, flight cancellation and on-time performance response shall show a break down by equipment type.

     The above report shall be furnished to AA by Contractor and will include month-to-date numbers and an attachment describing Mitigating Factors, if any.

4.   PASSENGER IRREGULARITY REPORTS. Contractor shall provide a copy (Attention:
     AA's Managing Director - Inflight) of any irregularity report involving a passenger travelling on Contractor's Feeder Air Services that is deemed reportable to any governing authority.

5. FURTHER INFORMATION. Additional information as may be reasonably requested by AA shall be furnished by Contractor upon request.

                                     *  *  *

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                       EXHIBIT L - AUTOMATION INTEGRATION

1.   COMPUTER RESERVATIONS SYSTEM USE

     A.   INSTALLATION AND TRAINING

          Subject to the provisions of this Agreement, and notwithstanding any separate agreement between Contractor and SABRE, Contractor will maintain a minimum complement (as designated by AA, consistent with its standard automation installations) of terminals plus associated equipment for printing messages, data, air tickets, boarding passes, baggage tags, and the like ("AUTOMATION EQUIPMENT") at each of Contractor's Feeder Air Service airport locations and selected administrative locations. Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other new related technology, may be made available to Contractor by AA, in its sole discretion, under terms and conditions to be determined by AA on a case-by-case basis. AA will train Contractor employees in accordance with Section 10.02 of this Agreement, as applicable, in the proper use of SABRE and Automation Equipment. Where permitted by AA, Contractor agrees to establish a training program with internal instructors. Only qualified personnel who have satisfactorily completed an AA prescribed training program will be permitted to operate any Automation Equipment (hereinafter "DESIGNATED USERS"). AA may, at its discretion, monitor or test the proficiency level of Designated Users. If AA determines that their proficiency levels are insufficient for the proper use of the Automated Equipment or SABRE, then Contractor must arrange for its Designated Users to undertake any further training which AA determines necessary to bring such Designated Users to the desired proficiency level.

     B.   STANDARDS OF USE

          (1) To maintain an effective interconnection between SABRE and the Automation Equipment and to prevent misuse thereof, Contractor agrees that SABRE and the Automation Equipment will be used and operated (1) in strict accordance with operating instructions provided by AA, and (2) solely for the performance of the specific business functions designated by AA. Any undesignated business use and all non-business uses are strictly prohibited. Prohibited uses include, but are not limited to, personal messages, servicing subscribers, travel agencies, or any other third party, training any other party or any other use designated as prohibited in the SABRE Manual. Contractor will maintain a list of all employees and agents who have access to SABRE and their assigned file number and passwords. AA may at any time deny access to SABRE to any employee of Contractor if such employee is found by AA to have engaged in unauthorized operation of SABRE or abused the Automation Equipment. Contractor will take all precautions necessary to prevent unauthorized operation or use of SABRE and the Automation Equipment.

          (2) Contractor will not alter or change the SABRE Services display as provided by AA or its Affiliates without the consent of AA as reflected in an amendment to this Agreement. Contractor may not provide SABRE or its data base to any other person or entity without the consent of AA as reflected in a written amendment to this Agreement.

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          (3)  Except as expressly permitted in this Agreement or other written agreement with AA, Contractor will not allow (or permit) SABRE (including, but not limited to, its software, data bases, intellectual property, and customer information) to be used (as a basis for any software development or otherwise), commercially exploited, copied, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, or otherwise altered, modified or enhanced, without the express written permission of AA.

          (4) Contractor will not engage in any speculative booking or reservation of space for any airline, hotel, rental car company, or any other vendor's service or product available through SABRE.

2.   TECHNOLOGY INTERFACE

     AA agrees to provide the necessary support to ensure dynamic transfer of operational data directly to Contractor's System Operational Control center in Indianapolis, IN. [*]

     AA may require Contractor to install and operate certain support programs necessary for AA's internal reporting systems. In such case, AA shall bear responsibility for purchase, installation, and training of Contractor employees for use of such support programs.

                                     *  *  *

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                        EXHIBIT M - TRAINING COSTS TABLE

                                       [*]

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                     EXHIBIT N - ECONOMIC CONCESSIONS TABLE

     Calculation of payment to contractor in the event of early termination for certain economic concessions given to AA as a result of the September 11, 2001 terrorist attack on the United States (see note below).


[*]

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                                    EXHIBIT O


                             [INTENTIONALLY OMITTED]

                      EXHIBIT P - LEASE PRICING ASSUMPTIONS

[*]

Purchase Price*:           [*]

Lease Term.                [*]

Closing Date*:             [*]

5-yr Generic
US Swap Rate*:             [*]

Equity After-Tax
Yield*:                    [*]

Composite
Tax Rate:                  [*]

Lender's
Debt Rate*:                [*]

CIRR Rate:                 [*]

Rent Structure:            [*]

Average Monthly
Accounting Rent:           [*]

Residual:                  [*]

Early Buyout Date:         [*]

Early Buyout Price:        [*]

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